                                                                     EXHIBIT 4.3




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                          SALE AND SERVICING AGREEMENT

                                      among

                       TRIAD AUTO RECEIVABLES TRUST 20__-_

                                     Issuer

                       TRIAD FINANCIAL SPECIAL PURPOSE LLC

                                   Transferor

                           TRIAD FINANCIAL CORPORATION

                             Originator and Servicer

                                       and

                           [NAME OF INDENTURE TRUSTEE]

                     Back-up Servicer and Indenture Trustee

                          Dated as of _________ , 20__


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                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS..........................................................................   1

    SECTION 1.1.    Definitions ...............................................................   1
    SECTION 1.2.    Other Definitional Provisions .............................................   1
    SECTION 1.3.    Calculations ..............................................................   2
    SECTION 1.4.    Action by or Consent of Noteholders .......................................   2
    SECTION 1.5.    Material Adverse Effect ...................................................   2

ARTICLE II CONVEYANCE OF RECEIVABLES...........................................................   3

    SECTION 2.1.    Conveyance of Receivables .................................................   3
    SECTION 2.2.    Transfer Intended as Sale; Precautionary Security Interest ................   4
    SECTION 2.3.    Assignment by Transferor ..................................................   4
    SECTION 2.4.    The Legal Files Are Not "Financial Assets" ................................   4
    SECTION 2.5.    Further Encumbrance of Trust Assets .......................................   4

ARTICLE III THE RECEIVABLES....................................................................   5

    SECTION 3.1.    Representations and Warranties of Transferor ..............................   5
    SECTION 3.2.    Repurchase upon Breach of Representations and Warranties of the
                     Transferor ...............................................................   5
    SECTION 3.3.    Delivery of Legal Files and Receivable Files ..............................   6
    SECTION 3.4.    Custody of Receivable Files ...............................................   6
    SECTION 3.5.    Access to Receivable Files and Legal Files; Servicer's Duties with
                     Respect to Receivable Files ..............................................   7
    SECTION 3.6.    Covenants of the Servicer as Custodian ....................................   8
    SECTION 3.7.    Issuer's Certificate ......................................................   9

ARTICLE IV ADMINISTRATION AND SERVICING OF RECEIVABLES.........................................   9

    SECTION 4.1.    Duties of the Servicer ....................................................   9
    SECTION 4.2.    Collection and Allocation of Receivable Payments ..........................  10
    SECTION 4.3.    Realization upon Receivables ..............................................  11
    SECTION 4.4.    Physical Damage Insurance; Other Insurance ................................  11
    SECTION 4.5.    Maintenance of Security Interests in Financed Vehicles ....................  12
    SECTION 4.6.    Additional Covenants of Servicer ..........................................  14
    SECTION 4.7.    Purchase of Receivables Upon Breach .......................................  14
    SECTION 4.8.    Servicing Fee .............................................................  14
    SECTION 4.9.    Servicer's Certificate ....................................................  15
    SECTION 4.10.   Annual Statement as to Compliance; Notice of Default ......................  15
    SECTION 4.11.   Annual Independent Certified Public Accountant's Report ...................  15
    SECTION 4.12.   Servicer Expenses .........................................................  16
    SECTION 4.13.   Retention and Termination of Servicer .....................................  16
    SECTION 4.14.   Access to Certain Documentation and Information Regarding Receivables .....  17


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
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
    SECTION 4.15.   Fidelity Bond .............................................................  17
    SECTION 4.16.   Delegation of Duties ......................................................  17

ARTICLE V ACCOUNTS; PAYMENTS; STATEMENTS TO NOTEHOLDERS........................................  18

    SECTION 5.1.    Accounts; Lock-Box Account ................................................  18
    SECTION 5.2.    Collections ...............................................................  19
    SECTION 5.3.    Application of Collections ................................................  20
    SECTION 5.4.    Intentionally Omitted .....................................................  20
    SECTION 5.5.    Additional Deposits .......................................................  20
    SECTION 5.6.    Payments; [Policy Claims] .................................................  20
    SECTION 5.7.    Statements to Noteholders; Tax Returns ....................................  23
    SECTION 5.8.    Reliance on Information from the Servicer .................................  25
    SECTION 5.9.    [Optional Deposits by the Note Insurer ....................................  25
    SECTION 5.10.   [Spread Account ...........................................................  25
    SECTION 5.11.   [Withdrawals from Spread Account ..........................................  25
    SECTION 5.12.   Simple Interest ...........................................................  27
    SECTION 5.13.   Securities Accounts .......................................................  27

ARTICLE VI [THE NOTE POLICY....................................................................  27

    SECTION 6.1.    [Note Policy ..............................................................  27
    SECTION 6.2.    [Claims Under Note Policy .................................................  27
    SECTION 6.3.    [Preference Claims; Direction of Proceedings ..............................  28
    SECTION 6.4.    [Surrender of Note Policy .................................................  30

ARTICLE VII THE TRANSFEROR.....................................................................  30

    SECTION 7.1.    Representations of the Transferor .........................................  30
    SECTION 7.2.    Liability of the Transferor ...............................................  32
    SECTION 7.3.    Merger or Consolidation of, or Assumption of the Obligations of,
                     the Transferor ...........................................................  32
    SECTION 7.4.    Limitation on Liability of the Transferor and Others ......................  32
    SECTION 7.5.    Transferor May Own Notes ..................................................  33

ARTICLE VIII THE SERVICER......................................................................  33

    SECTION 8.1.    Representations of Servicer ...............................................  33
    SECTION 8.2.    Indemnities of Servicer ...................................................  35
    SECTION 8.3.    Merger or Consolidation of, or Assumption of the Obligations of,
                         Servicer or Back-up Servicer .........................................  37
    SECTION 8.4.    Limitation on Liability of Servicer and Others ............................  38
    SECTION 8.5.    Servicer and Back-up Servicer Not to Resign ...............................  38

ARTICLE IX SERVICER TERMINATION EVENTS.........................................................  39

    SECTION 9.1.    Servicer Termination Events ...............................................  39
    SECTION 9.2.    Appointment of Successor ..................................................  42
    SECTION 9.3.    Notification to Noteholders ...............................................  43
    SECTION 9.4.    Action Upon Certain Failures of the Servicer ..............................  43

                                       ii
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ARTICLE X [RESERVED]...........................................................................  44


ARTICLE XI TERMINATION.........................................................................  45

    SECTION 11.1.   Termination................................................................  45

ARTICLE XII ADMINISTRATIVE DUTIES OF THE SERVICER..............................................  45

    SECTION 12.1.   Administrative Duties .....................................................  45
    SECTION 12.2.   Records ...................................................................  47
    SECTION 12.3.   Additional Information to be Furnished to the Issuer ......................  47
    SECTION 12.4.   No Additional Compensation ................................................  47

ARTICLE XIII MISCELLANEOUS PROVISIONS..........................................................  47

    SECTION 13.1.   Amendment .................................................................  47
    SECTION 13.2.   Protection of Title .......................................................  48
    SECTION 13.3.   Limitation on Rights of Noteholders .......................................  50
    SECTION 13.4.   Governing Law .............................................................  51
    SECTION 13.5.   Notices ...................................................................  51
    SECTION 13.6.   Severability of Provisions ................................................  52
    SECTION 13.7.   Assignment to Indenture Trustee ...........................................  52
    SECTION 13.8.   Limitation of Liability of Owner Trustee ..................................  52
    SECTION 13.9.   Independence of the Servicer ..............................................  53
    SECTION 13.10.  No Joint Venture ..........................................................  53
    SECTION 13.11.  Nonpetition Covenant ......................................................  53
    SECTION 13.12.  Third Party Beneficiaries .................................................  53
    SECTION 13.13.  Consent to Jurisdiction ...................................................  54
    SECTION 13.14.  Headings ..................................................................  55
    SECTION 13.15.  Trial by Jury Waived ......................................................  55
    SECTION 13.16.  Entire Agreement ..........................................................  55
    SECTION 13.17.  [Effect of Policy Expiration Date .........................................  55


                                     ANNEXES

Annex    A      Defined Terms

                                  EXHIBITS

Exhibit  A-1    Form of Issuer's Certificate
Exhibit  A-2    Form of Issuer's Certificate
Exhibit  B-1    Form of Servicer's Certificate
Exhibit  B-2    Form of Loan Master File Layout
Exhibit  C      Intentionally Omitted
Exhibit  D      Payment Deferment and Due Date Change Policies
Exhibit  E      Documentation Checklist
Exhibit  F      Form of Request for Transfer of Possession
Exhibit  G      Form of Custodial Letter

                                    SCHEDULES

Schedule  A      Schedule of Receivables
Schedule  B      Location of Receivable Files; Location of Legal Files
Schedule  C      Delivery Requirements

               SALE AND SERVICING AGREEMENT ("Agreement"), dated as of ____________, 20__, among TRIAD AUTO RECEIVABLES TRUST 20__-_, a Delaware business trust, as issuer (the "Issuer"), TRIAD FINANCIAL SPECIAL PURPOSE LLC, a Delaware limited liability company, as transferor (the "Transferor"), TRIAD FINANCIAL CORPORATION, a Delaware corporation, as originator of the receivables ("Triad Corp.") and as servicer (in such capacity, the "Servicer") and [NAME OF INDENTURE TRUSTEE], a ___________________, as back-up servicer ("Back-up Servicer").

               WHEREAS the Issuer desires to acquire a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts acquired by Triad Corp through motor vehicle dealers;

               WHEREAS the Transferor has purchased such receivables from Triad Corp and is willing to convey such receivables to the Issuer; and

               WHEREAS the Servicer is willing to service all such receivables.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

               SECTION 1.1. Definitions. Whenever used in this Agreement, capitalized terms used and not otherwise defined herein shall have the meanings set forth in Annex A attached hereto.

               SECTION 1.2. Other Definitional Provisions.

        (a) All terms defined in this Agreement (including Annex A hereto) shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

        (b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement (including Annex A hereto) or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement (including Annex A hereto) or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement (including Annex A hereto) or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement (including Annex A hereto) or in any such instrument, certificate or other document shall control.

        (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

        (d) With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

        (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.***

               SECTION 1.3. Calculations. All calculations of the amount of the Servicing Fee, the Back-up Servicer Fee and the Indenture Trustee Fee shall be made on the basis of [a 360-day year consisting of twelve 30-day months]. All references to the Principal Balance of a Receivable as of the last day of a Collection Period shall refer to the close of business on such day.

               SECTION 1.4. Action by or Consent of Noteholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to Noteholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders. Solely for the purposes of any action to be taken or consented to by Noteholders, any Note registered in the name of the Transferor, Triad Corp, the Servicer or any Affiliate thereof shall be deemed not to be outstanding and shall not be taken into account in determining whether the requisite interest necessary to effect any such action or consent has been obtained; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Indenture Trustee actually knows to be so owned shall be so disregarded.

               SECTION 1.5. Material Adverse Effect. [Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Issuer or Noteholders (or any similar or analogous determination), such determination shall be made without taking into account the insurance provided by the Note Policy.] Whenever a determination is to be made under this Agreement whether a breach of a representation, warranty or covenant has or could have a material adverse effect on a Receivable or the interest therein of the Issuer, the Noteholders [or the Note Insurer] (or any similar or analogous determination), such determination shall be made by the Controlling Party in its sole discretion.

                                   ARTICLE II
                            CONVEYANCE OF RECEIVABLES

               SECTION 2.1. Conveyance of Receivables. In consideration of the Issuer's delivery of the Certificate to or upon the order of the Transferor on the Closing Date and the net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to, or upon the order of, the Transferor in accordance with the terms of this Agreement, the Transferor does hereby transfer, assign, set over and otherwise convey to the Issuer, without recourse, all right, title and interest of the Transferor in and to:

               (i) the Receivables listed in Schedule A hereto, all monies received on the Receivables after the Cutoff Date and, with respect to any Receivables which are Precomputed Receivables, the related Payahead Amount, and all Liquidation Proceeds and Recoveries received with respect to such Receivables;

               (ii) the security interests in the related Financed Vehicles granted by the related Obligors pursuant to the Receivables and any other interest of the Transferor in such Financed Vehicles, including, without limitation, the certificates of title and any other evidence of ownership with respect to such Financed Vehicles;

               (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates or the VSI Policy, if any, relating to the related Financed Vehicles or the related Obligors, including any rebates and premiums;

               (iv) property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Issuer pursuant to the liquidation of such Receivable;

               (v) the Purchase Agreement and the Guarantee including, without limitation, a direct right to cause Triad Corp to purchase Receivables from the Issuer upon the occurrence of a breach of any of the representations and warranties contained in Section 3.2(b) of the Purchase Agreement or the failure of Triad Corp to timely comply with its obligations pursuant to Section 5.5 of the Purchase Agreement;

               (vi) refunds for the costs of extended service contracts with respect to the related Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering a related Obligor or Financed Vehicle or his or her obligations with respect to such Financed Vehicle and any recourse to Dealers for any of the foregoing;

               (vii) the Legal Files and the Receivable Files related to each Receivable and any and all other documents that Triad Corp keeps on file in accordance with its customary procedures relating to the Receivables, the related Obligors or the related Financed Vehicles;

               (viii) all amounts and property from time to time held in or credited to the Lock-Box Account, to the extent such amounts and property relate to the Receivables;

               (ix) any proceeds from recourse against Dealers (other than any Chargeback Obligations), including, without limitation, any Dealer Title Guaranties with respect to the Receivables, with respect to the sale of the Receivables; and

               (x) the proceeds of any and all of the foregoing.

               SECTION 2.2. Transfer Intended as Sale; Precautionary Security Interest. The conveyance to the Issuer of the property set forth in Section 2.1 above is intended as a sale (for certain non-tax purposes) free and clear of all Liens, and it is intended that the property of the Issuer shall not be part of the Transferor's estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy law. In the event, however, that notwithstanding the intent of Triad Corp, the Transferor and the Issuer, the transfer under this Agreement is held not to be a sale, this Agreement shall constitute a security agreement under the UCC (as defined in the UCC as in effect in the State of New York) and applicable law, and the Transferor hereby grants a security interest to the Issuer in, to and under the property described in Section 2.1 above and all proceeds thereof, for the benefit of the Noteholders [and the Note Insurer] as their interests may appear herein, for the purpose of securing the payment and performance of the Notes and the repayment of amounts owed to the Issuer from the Transferor.

               SECTION 2.3. Assignment by Transferor. The Transferor does hereby transfer, assign and otherwise convey unto the Issuer, for the benefit of the Noteholders [and the Note Insurer,] its right to any recourse to Triad Corp resulting from the occurrence of a breach of any of their respective representations and warranties contained in Section 3.2 of the Purchase Agreement or from the failure of Triad Corp to comply with its obligations pursuant to Section 5.5 of the Purchase Agreement. The provisions of this
Section 2.3 are intended to grant the Issuer a direct right against Triad Corp to demand performance under the terms of the Purchase Agreement.

               SECTION 2.4. The Legal Files Are Not "Financial Assets". The parties (for themselves, their successors, trustees, receivers and assigns) acknowledge and agree that the Legal Files held pursuant to this Agreement are not "financial assets" within the meaning of Section 8-102(a)(9) of the Uniform Commercial Code.

               SECTION 2.5. Further Encumbrance of Trust Assets.

        (a) Immediately upon the conveyance to the Issuer by the Transferor of any item of the Trust Assets pursuant to Section 2.1, all right, title and interest of the Transferor in and to such item of Trust Assets shall terminate, and all such right, title and interest shall vest in the Issuer, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Business Trust Statute (as defined in the Trust Agreement).

        (b) Immediately upon the vesting of the Trust Assets in the Issuer, the Issuer shall have the sole right to pledge or otherwise encumber, such Trust Assets. Pursuant to the Indenture, the Issuer shall grant a security interest in the Trust Assets to the Indenture Trustee to secure the repayment of the Notes. The Certificate shall represent the beneficial ownership interest in the Trust Assets, and the Noteholders shall be entitled to receive payments with respect thereto as set forth herein and pursuant to the Indenture.

        (c) Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Certificate, remain as covenants of the Issuer for the benefit of the Certificateholder, enforceable by the Certificateholder to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Indenture Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in the Certificateholder.

        (d) The Indenture Trustee shall, at such time as there are no Notes or Certificates outstanding, [the Note Policy has expired in accordance with its terms] and all sums due to (i) [the Note Insurer hereunder or pursuant to the Insurance Agreement and (ii)] the Indenture Trustee pursuant to the Indenture have been paid, release any remaining portion of the Trust Assets to the Transferor.

                                   ARTICLE III
                                 THE RECEIVABLES

               SECTION 3.1. Representations and Warranties of Transferor. The Transferor hereby makes each of the representations and warranties made by Triad Corp in Section 3.2(b) of the Purchase Agreement with respect to the Receivables to the same extent as if such representations and warranties were fully set forth herein. With respect to such representations and warranties, the Issuer is deemed to have relied on such representations and warranties in acquiring the Receivables, [the Note Insurer shall be deemed to have relied on such representations and warranties in issuing the Note Policy], the Indenture Trustee is deemed to have relied on such representations and warranties in issuing the Notes, the Noteholders are deemed to have relied on such representations and warranties in purchasing the Notes and the Owner Trustee is deemed to have relied on such representations and warranties in issuing the Certificate. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date but shall survive the transfer and assignment of the Receivables to the Issuer and the subsequent pledge thereof to the Indenture Trustee pursuant to the Indenture.

               SECTION 3.2. Repurchase upon Breach of Representations and Warranties of the Transferor.

        (a) The Transferor, the Servicer, [the Note Insurer,] or the Issuer, as the case may be, shall inform the other parties to this Agreement promptly, by notice in writing, upon the discovery of any breach of the Transferor's representations and warranties made pursuant to Section 3.1. As of the last day of the second Collection Period following the discovery by the Transferor or receipt by the Transferor of notice of such breach, unless such breach is cured by such date, the Transferor shall have an obligation to repurchase any Receivable in which the interests of the Noteholders [or the Note Insurer] are materially and adversely affected by any such breach as of such date. In consideration of and simultaneously with the repurchase of the Receivable, the Transferor shall remit, or cause Triad Corp to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.5 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedies of the Issuer, the Indenture Trustee or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.1 shall be (i) the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein, or (ii) to enforce the obligation of Triad Corp to the Transferor to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee, nor the Indenture Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

        (b) Pursuant to Section 2.1, the Transferor conveys to the Issuer all of the Transferor's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Transferor's rights under the Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of Triad Corp thereunder. The Transferor hereby represents and warrants to the Issuer that such assignment is valid, enforceable and effective to permit the Issuer to enforce such obligations of Triad Corp and the Transferor under the Purchase Agreement.

               SECTION 3.3. Delivery of Legal Files and Receivable Files.

        (a) On or prior to the Closing Date, the Transferor shall transfer and deliver to the Servicer at the offices specified in Schedule B to this Agreement the Legal Files with respect to each applicable Receivable.

               SECTION 3.4. Custody of Receivable Files. The Servicer acknowledges receipt of files which the Transferor has represented are the Legal Files relating to the Receivables. The Servicer shall hold the Legal Files subject to the terms and conditions of this Agreement. The Servicer may perform its duties in respect of custody of the Legal Files by or through its agents or employees. The Servicer has reviewed the Legal Files relating to the Receivables and hereby acknowledges that it has determined that it has received a file for each Receivable identified in Schedule A to this Agreement. The Servicer declares that it holds and will continue to hold such files, any amendments, replacements or supplements thereto and all other Trust Assets as custodian, agent and bailee for the use and benefit of all present and future Noteholders. The Servicer shall review each Legal File delivered to it no later than the Closing Date to determine whether such Legal Files contain the documents referred to in the definition of the term "Legal File" and shall certify on the Closing Date to such effect. In addition, in the case of any Legal File which does not contain either an original Lien Certificate, an application for a certificate of title or a Dealer Title Guaranty for the related Financed Vehicle, the Servicer shall certify that the related Dealer is listed on the Dealer Title Addendum. If the Servicer finds during its review of the Legal Files or at any time thereafter that a Legal File for a Receivable has not been received or that any of the documents referred to in the definition of the term "Legal File" are not contained in a Legal File or, if applicable, the related Dealer is not listed on the Dealer Title Addendum, the Servicer shall promptly inform the Transferor, the Back-up Servicer [and the Note Insurer] promptly, in writing, of the failure to receive a Legal File with respect to such Receivable (or of the failure of any of the aforementioned documents to be included in the Legal File or the failure of the related Dealer to be so listed) (it being understood that the Servicer's obligation to review the contents of any Legal File and the Dealer Title Addendum shall be limited as set forth in the preceding sentence). Unless any such defect with respect to such Receivable shall have been cured by the last day of the second Collection Period following discovery thereof by the Servicer, Triad Corp shall repurchase any such Receivable as of such last day. In consideration of the purchase of the Receivable, Triad Corp shall remit the Purchase Amount, in the manner specified in Section 5.5. The sole remedy of the Indenture Trustee, the Issuer or the Noteholders with respect to a breach pursuant to this Section
3.4 shall be to require Triad Corp to purchase the Receivables pursuant to this
Section 3.4. Upon receipt of the Purchase Amount shall cause the Servicer to release to Triad Corp or its designee the related Legal File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by Triad Corp and delivered to the Indenture Trustee and are necessary to vest in Triad Corp or such designee the Issuer's right, title and interest in the Receivable. The Servicer shall make a list of Receivables for which an application for a certificate of title or a Dealer Title Guaranty but not a Lien Certificate is included in the Legal File as of the date of its review of the Legal Files and deliver a copy of such list to the Servicer, the Indenture Trustee [and the Note Insurer]. On the date which is 90 days following the Closing Date, or, if such date is not a Business Day, on the next succeeding Business Day, the Servicer shall inform Triad Corp and the other parties to this Agreement [and the Note Insurer] of any Receivable for which the related Legal File on such date does not include a Lien Certificate, and Triad Corp shall repurchase any such Receivable as of the last day of the Collection Period in which the date, which is 150 days following the Closing Date, if the related Legal File does not include a Lien Certificate as of the close of business on such 150th day. In consideration of the purchase of such Receivable, Triad Corp shall remit the Purchase Amount in the manner specified in Section
5.5. The Transferor shall have no obligation to repurchase any Receivable upon a breach pursuant to this Section 3.4. The Transferor shall have no liability for any action taken or omitted to be taken by Triad Corp pursuant to this Section 3.4.

               SECTION 3.5. Access to Receivable Files and Legal Files; Servicer's Duties with Respect to Receivable Files.

        (a) The Servicer shall, upon reasonable notice, permit the Originator, the Transferor, the Issuer [and the Note Insurer] access to the Receivable Files and the Legal Files, respectively, at all reasonable times, upon reasonable notice and during the Servicer's normal business hours, as the case may be. In addition, the Servicer shall provide such access to any Noteholder upon reasonable notice at all reasonable times during the Servicer's normal business hours, as the case may be, in cases where the Noteholders shall be required by applicable statutes or regulations to review such documentation; provided, however, that the Servicer shall be entitled to rely upon an Opinion of Counsel as to such fact. In each case, such access shall be afforded without charge but only upon reasonable request. Each Noteholder shall be deemed to have agreed by its acceptance of a Note to use its best efforts to hold in confidence all Confidential Information in accordance with its then customary procedures; provided that nothing herein shall prevent any Noteholder from delivering copies of any financial statements and other documents whether or not constituting Confidential Information, and disclosing other information, whether or not Confidential Information, to (i) its directors, officers, employees, agents and professional consultants, (ii) any other institutional investor that holds Notes, (iii) any prospective institutional investor transferee in connection with the contemplated transfer of a Note or any part thereof or participation therein who is subject to confidentiality arrangements at least substantially similar hereto, (iv) any governmental authority, (v) the National Association of

Insurance Commissioners or any similar organization, (vi) any nationally recognized rating agency in connection with the rating of the Notes by such agency or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any applicable law, rule, regulation or order, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such Noteholder is a party or (d) in order to protect or enforce such Person's investment in any Note.

               SECTION 3.6. Covenants of the Servicer as Custodian.

        (a) The Servicer, either directly or by acting through an agent or nominee (which agent shall not be the Originator or any Affiliate thereof, shall hold the Legal File and all other documents relating to any Receivable that comes into its possession for the exclusive use and benefit of the Issuer and shall make disposition thereof only in accordance with the provisions of this Agreement. The Servicer shall maintain continuous custody of the Legal File and such other documents received by it in secure facilities in accordance with customary standards for such custody and shall not release such documents or transfer such documents to any other party, including any subcustodian, except as otherwise expressly provided herein.

        (b) The Servicer covenants and warrants to the Issuer [and the Note Insurer] that to the knowledge of its Responsible Officers, as of the related date on which the Servicer makes the certification required under Section 3.4 with respect to the Legal Files, it holds no adverse interest, by way of security or otherwise, in any Receivable.

        (c) The Servicer shall physically segregate the Legal Files for the Receivables from all other instruments similar in nature to such Legal Files in its possession, and shall hold the Legal Files so as to reflect the ownership of the Issuer. The Servicer shall mark its books, accounts and records to reflect such fact. At its own expense, the Servicer shall maintain at all times during which this Agreement is in effect, fidelity insurance in amounts customary for similar transactions. Such insurance may be maintained by the Servicer in the form of self-insurance.

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

               SECTION 3.7. Issuer's Certificate. Within five Business Days after each Payment Date on which Receivables shall be assigned to Triad Corp or the Servicer, as applicable, pursuant to this Agreement, based on amounts deposited to the Collection Account, notices received pursuant to this Agreement and the information contained in the Servicer's Certificate for the related Collection Period, identifying the Receivables purchased by Triad Corp pursuant to Section 3.4 or purchased by the Servicer pursuant to Section 4.7, the Issuer shall execute an Issuer's Certificate (in the form of Exhibit A-1 or A-2, as applicable), and shall deliver such Issuer's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period, to Triad Corp or the Servicer, as the case may be, [with a copy to the Note Insurer]. The Issuer's Certificate submitted with respect to such Payment Date shall operate, as of such Payment Date, as an assignment, without recourse, representation or warranty, to Triad Corp or the Servicer, as the case may be, of all the Issuer's right, title, and interest in and to such repurchased Receivable, and all security and documents relating thereto, such assignment being an assignment outright and not for security.

                                   ARTICLE IV
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

               SECTION 4.1. Duties of the Servicer. The Servicer, as agent for the Issuer (to the extent provided herein), and in such capacity, shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention customary and usual for institutions which service motor vehicle retail installment contracts similar to the Receivables and, to the extent more exacting, that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee, the Back-up Servicer [and the Note Insurer] with respect to payments and complying with the terms of the Lock-Box Agreement. The Servicer shall also administer and enforce all rights and responsibilities of the holders of the Receivables provided for in the Dealer Agreements to the extent that such Dealer Agreements relate to the Receivables, the Financed Vehicles or the Obligors. Without limiting the generality of the foregoing, and subject to the servicing standards set forth in this Agreement, the Servicer is authorized and empowered by the Indenture Trustee to execute and deliver, on behalf of itself, the Issuer, the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables and/or the certificates of title or other evidence of ownership with respect to such Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except (i) pursuant to an order from a court of competent jurisdiction, (ii) in accordance with its customary procedures or
(iii) in accordance with Section 4.2. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, Indenture Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Noteholders. The Servicer shall prepare and furnish and the Indenture Trustee shall execute, any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

               SECTION 4.2. Collection and Allocation of Receivable Payments. Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others; provided, however, that the Servicer shall notify each Obligor prior to the Closing Date to make all payments with respect to the Receivables to the Lock-Box and shall make reasonable efforts to cause Obligors to make all such payments to such Lock-Box. The Servicer will provide each Obligor with a monthly statement in order to notify such Obligors to make payments directly to the Lock-Box. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others and in accordance with the terms of this Agreement. The Servicer, for so long as Triad Corp is the Servicer, may grant extensions, rebates or adjustments on a Receivable in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself which shall not modify the original due date of the Scheduled Receivable Payments on any Receivable other than (a) in accordance with the Payment Deferment and Due Date Change Policies, (b) in connection with a Deficient Liquidated Receivable, (c) [with the prior written consent of the Note Insurer, with respect to any other Liquidated Receivable or (d)] as otherwise required by applicable law. Notwithstanding anything contained herein to the contrary, the Servicer may, at its option, repurchase up to 25 Receivables in a manner consistent with Section 5.5 hereof and any such repurchased Receivable (an "Optional Repurchase Receivable") shall not be deemed to be a Defaulted Receivable or a Liquidated Receivable. The Servicer shall not modify the Payment Deferment and Due Date Change Policies without the prior written consent of [the
Note Insurer]. The Servicer shall notify Moody's of any modification to the Payment Deferment and Due Date Change Policies. [If the Servicer is not Triad Corp, the Servicer may not make any extension on a Receivable without the prior written consent of the Note Insurer]. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable if it would forgo collection of such amount in accordance with its customary procedures. Notwithstanding anything to the contrary contained herein, the Servicer (i) shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Receivable Payment on any Receivable, except (a) as otherwise required by applicable law,
(b) with respect to a Deficient Liquidated Receivable and [(c) with the prior written consent of the Note Insurer, with respect to any other Liquidated Receivable], and (ii) shall not agree to any modification that would result in a material adverse effect on a Receivable (other than a Deficient Liquidated Receivable [and, with the prior written consent of the Note Insurer, any other Liquidated Receivable]) or the interest therein of the Issuer, the Noteholders [or the Note Insurer] other than a modification in accordance with the Payment Deferment and Due Date Change Policies.

               SECTION 4.3. Realization upon Receivables.

        (a) On behalf of the Issuer, the Noteholders [and the Note Insurer,] the Servicer shall use its best efforts, consistent with the servicing procedures set forth herein, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall commence efforts to repossess or otherwise convert the ownership of a Financed Vehicle on or prior to the date that an Obligor has not paid at least 95% of a Scheduled Receivable Payment thereon for 120 consecutive days or more; provided, however, that the Servicer may elect not to commence such efforts within such time period if in its good faith judgment it determines either that it would be impracticable to do so or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, consistent with the standards of care set forth in Section 4.1, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds ultimately recoverable with respect to such Receivable by an amount greater than the amount of such expenses. All Liquidation Proceeds and Recoveries received shall be remitted directly by the Servicer to the Collection Account, without deposit into any intervening account as soon as practicable, but in no event later than the second Business Day after receipt thereof.

               (i) The Servicer agrees that within 45 days from the Closing Date it shall make such filings and effect such notices as are necessary under Section 9-114(1) of the New York UCC (or comparable section of the UCC of any applicable state) to preserve its ownership interest (or security interest, as the case may be) in any repossessed Financed Vehicles delivered for sale to Dealers.

               (ii) The Servicer agrees that at any time after 45 days from the Closing Date there will be (a) no more than 25 repossessed Financed Vehicles in the aggregate delivered for sale to any Dealer and (b) no more than 50 repossessed Financed Vehicles in the aggregate delivered for the sale to all Dealers with respect to which the actions referred to in (b)(1) above have not been effected. The Servicer agrees that prior to delivering additional Financed Vehicles for sale to any such Dealer, it shall make such filings and effect such notices as are necessary under Section 9-114(1) of the New York UCC (or comparable section of the applicable UCC) to preserve its ownership interest (or security interest, as the case may be) in any such repossessed Financed Vehicle.

               SECTION 4.4. Physical Damage Insurance; Other Insurance.

        (a) The Servicer shall continue to maintain the VSI Policy or another collateral protection insurance policy providing physical damage insurance coverage to at least the same extent as the VSI Policy with respect to all Financed Vehicles, unless the Servicer shall have received the prior written consent of [the Note Insurer] allowing the Servicer to no longer maintain any of such polices. The Servicer, in accordance with the servicing procedures and standards set forth herein, shall require that (i) each Obligor shall have obtained insurance covering the Financed Vehicle, as of the date of the execution of the Receivable, insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and each Receivable requires the Obligor to maintain such physical loss and damage insurance naming Triad Corp and its successors and assigns as an additional insured, (ii) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate naming Triad Corp as policyholder (creditor) and (iii) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

        (b) To the extent applicable, the Servicer shall not take any action which would result in noncoverage under any of the insurance policies referred to in Section 4.4(a) which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Indenture Trustee, shall take such reasonable action as shall be necessary to permit recovery under any of the foregoing insurance policies. Any amounts collected by the Servicer under any of the foregoing insurance policies shall be deposited in the Collection Account pursuant to Section 5.2. In the event of the cancellation or non-renewal of the insurance referred to in Section 4.4(a)(i) above with respect to any Financed Vehicle, the Servicer will endeavor, in accordance with its customary servicing standards and procedures, to cause the related Obligor to obtain a replacement insurance policy. In no event shall the Servicer be required to force place insurance on a Financed Vehicle.

               SECTION 4.5. Maintenance of Security Interests in Financed Vehicles.

        (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created in the name of Triad Corp by each Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the security interest granted by Obligors under the respective Receivables.

        (b) [Upon the occurrence of an Insurance Agreement Event of Default, the
Note Insurer may (so long as a Note Insurer Default shall not have occurred and be continuing) instruct the Servicer to take or cause to be taken, or, if a Note Insurer Default shall have occurred and be continuing, upon the occurrence of a Servicer Termination Event, the Majorityholders shall direct the Servicer to take and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Note Insurer, which opinion shall not be an expense of the Note Insurer, be necessary to perfect or reperfect the security interests in the Financed Vehicles securing the Receivables in the name of the Issuer by amending the title documents of such Financed Vehicles to reflect the security interest of the Issuer in the related Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Note Insurer or the Issuer (as applicable), which opinion shall not be an expense of the Note Insurer be necessary or prudent. The Servicer hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Note Insurer may instruct the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Note Insurer, be necessary to perfect or reperfect the security interest in the Financed Vehicles securing the Receivables in the name of the Issuer, including by amending the title documents of such Financed Vehicles to reflect the security interest of the Issuer in the related Financed Vehicle or by such other reasonable means as may, in the opinion of counsel to the Note Insurer, be necessary or prudent; provided, however, that if the Note Insurer requests (unless a Note Insurer Default shall have occurred and be continuing) that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer in connection with such action shall be reimbursed to the Servicer by the Note Insurer.]

               SECTION 4.6. Additional Covenants of Servicer. The Servicer hereby makes the following covenants to the other parties hereto: (i) the Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession or other liquidation of such Financed Vehicle, (ii) the Servicer shall not impair the rights of the Noteholders, the Issuer [or the Note Insurer] in such Receivables,
(iii) the Servicer shall not modify a Receivable, except in accordance with
Section 4.2, and (iv) the Servicer shall service the Receivables as required by the terms of this Agreement and in material compliance with its current servicing procedures for servicing of all its other comparable motor vehicle receivables.

               SECTION 4.7. Purchase of Receivables Upon Breach. The Servicer, the Transferor, or the Issuer shall inform the other parties hereto [and the
Note Insurer] promptly, in writing, upon the discovery by the Servicer, the Transferor, or the Issuer, as the case may be, of any breach of the provisions of Section 4.2 relating to modifications of the Receivables, or any breach of Sections 4.4, 4.5 or 4.6; provided, however, that the failure to give such notice shall not affect any obligation of the Servicer hereunder. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery by or notice to the Servicer of such breach, the Servicer shall purchase any Receivable with respect to which such breach has a material adverse effect on such Receivable or the interest therein of the Issuer, the Noteholders [or the Note Insurer]. In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.5. For purposes of this Section, the Purchase Amount shall, whenever applicable, consist in part of a release by the Servicer of all rights to receive Simple Interest Excess with respect to the related Receivable. The sole remedy of the Issuer, [the Note Insurer] or the Noteholders with respect to a breach of the provisions of Section 4.2 relating to modifications of the Receivables or any breach of Sections 4.4, 4.5 or 4.6 shall be to require the Servicer to repurchase Receivables pursuant to this Section 4.7; provided, however, that the Servicer shall indemnify the Indenture Trustee, the Back-up Servicer, the Transferor, [the Note Insurer], the Issuer and the Noteholders and each of their respective officers, employees, directors, agents and representatives against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. The Transferor shall have no obligation to repurchase the Receivables upon a breach of the provisions of Section 4.2 relating to modifications of the Receivables, or any breach of Sections 4.4, 4.5 or 4.6. The Transferor shall have no liability for actions taken or omitted to be taken by the Servicer pursuant to this Section 4.7.

               SECTION 4.8. Servicing Fee. The Servicing Fee for the initial Payment Date shall equal the product of (a) [one-twelfth] of the Servicing Fee Rate and (b) the Original Pool Balance. Thereafter, the Servicing Fee for a Payment Date shall equal the product of (i) one-twelfth of the Servicing Fee Rate and (ii) the Pool Balance as of the last day of the second preceding Collection Period. The Servicing Fee shall in addition include all late fees, prepayment charges including, in the case of a Precomputed Receivable that is prepaid in full, to the extent not required by law to be remitted to the related Obligor, the difference between the amounts received upon prepayment in full of such Precomputed Receivable and the then outstanding Principal Balance of such Precomputed Receivable and accrued interest thereon (calculated pursuant to the Simple Interest Method) and other administrative fees or similar charges allowed by applicable law with respect to Receivables, collected (from whatever source) on the Receivables.

               SECTION 4.9. Servicer's Certificate.

        (a) By 10:00 a.m., New York City time, on each Determination Date, the Servicer shall deliver to the Issuer, the Indenture Trustee, the Back-up Servicer, the Transferor, [the Note Insurer,] GCFP and the Rating Agencies, a Servicer's Certificate containing all information necessary to make the payments pursuant to Section 5.6 [(including, if required, withdrawals from the Spread Account)], for the Collection Period preceding the date of such Servicer's Certificate. Receivables to be purchased by the Servicer or to be purchased by Triad Corp shall be identified by the Servicer by account number with respect to such Receivable (as specified in the Schedule of Receivables).

        (b) [In addition to the information required by Section 4.9(a), the Servicer shall include in the copy of the Servicer's Certificate delivered to the Note Insurer (i) the Average Delinquency Ratio, the Cumulative Default Rate, and the Cumulative Loss Rate (as such terms are defined in the Spread Account Agreement), (ii) whether any Trigger Event (as such term is defined in the Spread Account Agreement) has occurred as of such Determination Date, (iii) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured (as defined in the Spread Account Agreement) as of such Determination Date and (iv) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred. The Servicer shall in addition give notice of the occurrence of any Trigger Event or any Insurance Agreement Event of Default to each Rating Agency.]

               SECTION 4.10. Annual Statement as to Compliance; Notice of
Default.

        (a) The Servicer shall deliver to the Issuer, the Indenture Trustee, the Back-up Servicer, the Transferor, the Issuer [and the Note Insurer], on or before March 31 of each year beginning March 31, 20__, an Officer's Certificate, dated as of December 31 of the preceding calendar year, stating that (i) a review of the activities of the Servicer during such preceding calendar year and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate to the Rating Agencies.

        (b) The Servicer shall deliver to the Issuer, the Indenture Trustee, the Back-up Servicer, the Transferor, the Issuer, [the Note Insurer] and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days after having obtained such knowledge, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under
Section 9.1.

               SECTION 4.11. Annual Independent Certified Public Accountant's Report. The Servicer shall cause a firm of nationally recognized independent certified public accountants, who may also render other services to the Servicer or to the Transferor, to deliver to the Issuer, the Indenture Trustee, the Back-up Servicer, the Issuer, the Noteholders, [the Note Insurer] and each Rating Agency on or before April 30 of each year beginning April 30, 20__, a report dated as of December 31 of the preceding calendar year and reviewing the Servicer's activities during such preceding calendar year, addressed to the Board of Directors of the Servicer, and to the Back-up Servicer, the Issuer, the Transferor [and the Note Insurer], to the effect that such firm has audited the financial statements of the Servicer and issued its report therefor and that such audit (a) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement; (c) included an examination of the delinquency and loss statistics relating to the Servicer's portfolio of automobile, van, sport utility vehicle and light duty truck installment sales contracts; and (d) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, van, sport utility vehicle and light duty truck loans serviced for others that, in the firm's opinion, the Program requires such firm to report. The accountant's report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates; (2) except as disclosed in the report, no exceptions or errors in the Servicer's Certificates were found; and (3) the delinquency and loss information relating to the Receivables contained in the Servicer's Certificates were found to be accurate.

               The report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

               SECTION 4.12. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports to Noteholders [and the Note Insurer] and all other fees and expenses of the Issuer including taxes levied or assessed against the Issuer, and claims against the Issuer in respect of indemnification not expressly stated under this agreement to be for the account of the Issuer).

               SECTION 4.13. Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Closing Date and ending on _______________ which term shall be extendible by [the Note Insurer] for successive quarterly terms ending on each successive June 30, September 30, December 31, and March 31 (or, pursuant to revocable written standing instructions from time to time to the Servicer for any specified number of terms greater than one), until the termination of the Issuer. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by [the Note Insurer] to the Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the date hereof and for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. [Until such time as a Note Insurer Default shall have occurred and be continuing,] the Servicer agrees that if as of the fifteenth day prior to the last day of any term of the Servicer, the Servicer shall not have received any Servicer Extension Notice from [the Note Insurer], the Servicer will, within five days thereafter, give written notice of such non-receipt [to the Note Insurer], the Back-up Servicer (or any alternate successor servicer appointed by the Note Insurer pursuant to Section 8.5) and the Servicer and the Servicer's terms shall not be extended unless a Servicer Extension Notice is received on or before the last day of such term.

               SECTION 4.14. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Indenture Trustee, the Back-up Servicer, the Transferor, the Issuer [and the
Note Insurer] reasonable access to documentation and computer systems and information regarding the Receivables and shall provide such access to Noteholders in such cases where the Noteholders are required by applicable law or regulation to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section 4.14 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section 4.14 as a result of such obligation shall not constitute a breach of this Section 4.14.

               SECTION 4.15. Fidelity Bond. The Servicer shall maintain a fidelity bond in such form and amount as is customary for entities acting as custodian of funds and documents in respect of consumer contracts on behalf of institutional investors.

               SECTION 4.16. Delegation of Duties. The Servicer may at any time delegate duties under this Agreement to sub-contractors who are in the business of servicing automotive receivables with the prior written consent of the Controlling Party; provided, however, that no such delegation or sub-contracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. In the event the Servicer shall for any reason no longer be the servicer of the Receivables (including by reason of a Servicer Termination Event), the Back-up Servicer, its designee or any successor Servicer shall assume all of the rights and obligations of the predecessor Servicer under one or more subservicing agreements that may have been entered into by the predecessor Servicer by giving notice of such assumption to the related subservicer or subservicers within ten (10) Business Days of the termination of the Servicer as servicer of the Receivables; provided, however, that the Back-up Servicer may elect to terminate a subservicing agreement with the prior written consent of [the Note Insurer, so long as no Note Insurer Default is then continuing.] If the Back-up Servicer does not elect to assume any subservicing agreement, any and all costs of termination shall be at the predecessor Servicer's expense. Upon the giving of such notice, the Back-up Servicer, its designee or the successor Servicer shall be deemed to have assumed all of the predecessor Servicer's interest therein and to have replaced the predecessor Servicer as a party to the subservicing agreement to the same extent as if the subservicing agreement had been assigned to the assuming party except that the predecessor Servicer and the subservicer, if any, shall not thereby be relieved of any liability or obligations accrued up to the date of the replacement of the Servicer under the subservicing agreement and the subservicer, if any, shall not be relieved of any liability or obligation to the predecessor Servicer that survives the assignment or termination of the subservicing agreement. The Back-up Servicer shall notify each Rating Agency [and the Note

Insurer] if any subservicing agreement is assumed by the Back-up Servicer, its designee or the successor Servicer. The predecessor Servicer shall, upon request of the Back-up Servicer or any successor Servicer, but at the expense of the predecessor Servicer, deliver to the assuming party all documents and records relating to the subservicing agreement and the Receivables then being serviced and an accounting of amounts collected and held by it and otherwise use its reasonable efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

                                    ARTICLE V
                               ACCOUNTS; PAYMENTS;
                            STATEMENTS TO NOTEHOLDERS

               SECTION 5.1. Accounts; Lock-Box Account.

        (a) The Servicer has established the Lock-Box Account as three Eligible Accounts, one established with [Name of indenture trustee] entitled "____________", account number ________________, one established with [Name of bank] entitled "____________," account number __________, and one established with [Name of indenture trustee] entitled "____________," account number ___________; provided, that the Servicer, [with the prior written consent of the
Note Insurer], may from time to time (a) establish additional or substitute Lock-Box Accounts, each of which shall be an Eligible Account, and (b) close or terminate the use of any of the aforementioned accounts or any subsequently established accounts, each of which accounts, at such time, shall no longer be deemed to be a Lock-Box Account; provided, further, that pursuant to the Lock-Box Agreement, the Lock-Box Processor and no other person, save the Servicer, has authority to direct disposition of funds related to the Receivables on deposit in the Lock-Box Account consistent with the provisions of this Agreement and the Lock-Box Agreement. The Lock-Box Account shall be established pursuant to and maintained in accordance with the Lock-Box Agreement and shall be a demand deposit account which shall at all times be an Eligible Account, initially established and maintained with [Name of indenture trustee] or, [at the request of the Note Insurer], an Eligible Account satisfying clause
(i) of the definition thereof. The Servicer has established and shall maintain the Lock-Box at a United States Post Office Branch. Notwithstanding the Lock-Box Agreement or any of the provisions of this Agreement relating to the Lock-Box and the Lock-Box Agreement, the Servicer shall remain obligated and liable to the Noteholders for servicing and administering the Receivables and the other Trust Assets in accordance with provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

               In the event the Servicer shall for any reason no longer be acting as such, the Lock-Box Agreement shall terminate in accordance with its terms and funds on deposit in the Lock-Box Account shall be distributed by [Name of indenture trustee], as agent for the beneficial owners of funds in the Lock-Box Account at such time (including the Issuer), and [Name of indenture trustee] shall deposit any such funds relating to the Receivables to such other account as shall be identified by the Back-up Servicer or successor Servicer for deposit therein; provided, however, that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lock-Box Bank under such Lock-Box Agreement. The outgoing Servicer shall at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to the Lock-Box Agreement and an accounting of amounts collected and held in the Lock-Box Account or held by the Lock-Box Processor in respect of the Receivables and otherwise use its best efforts to effect the orderly and efficient transfer of any Lock-Box Agreement to the successor Servicer. In the event that the Lock-Box Account fails at any time to qualify as an Eligible Account, the Servicer, at its expense, shall cause the Lock-Box Bank to deliver, at the direction of a successor Lock-Box Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) on deposit in the Lock Box Account or held by the Lock-Box Processor in respect of the Receivables (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lock-box arrangements, and the Servicer shall promptly notify the Obligors to make payments to any new Lock-Box.

        (b) In addition to the Lock-Box Account, the Servicer shall establish, with itself, the Collection Account and the Note Account in the name of the Issuer for the benefit of the Noteholders [and the Note Insurer], [and the Policy Payments Account in the name of the Issuer for the benefit of the Noteholders]. The Collection Account, the Note Account [and the Policy Payments Account] shall be Eligible Accounts initially established with the Servicer; provided, however, if any of such accounts shall cease to be an Eligible Account, the Servicer, [with the consent of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing),] within five (5) Business Days shall, cause such accounts to be moved to an institution so that such account meets the definition of Eligible Account. The Servicer shall promptly notify the Rating Agencies and the Transferor of any change in the location of any of the aforementioned accounts.

               All amounts held in the Collection Account shall be invested by the Servicer at the written direction of the Transferor in Eligible Investments in the name of the Servicer on behalf of the Issuer and shall mature no later than one Business Day immediately preceding the Payment Date next succeeding the date of such investment. In no event shall the Servicer be liable for any insufficiency in the Collection Account resulting from any investment loss in any Eligible Account. Such written direction shall certify that any such investment is authorized by this Section. No investment may be sold prior to its maturity. Amounts in the Note Account [and the Policy Payments Account] shall not be invested. The amount of earnings on investments of funds in the Collection Account during the Collection Period related to each Payment Date shall be deposited into the Note Account on each Payment Date, and shall be available for payment pursuant to Section 5.6(c). For purposes of this paragraph, the Servicer will take delivery of the Eligible Investments in accordance with Schedule C.

        (c) The Servicer shall on or prior to each Payment Date (and prior to the transfer from the Collection Account to the Note Account described in
Section 5.6(a)(i)) withdraw from the Collection Account, as additional servicing compensation, the amount, if any, required to be paid to the Servicer pursuant to Section 5.12.

               SECTION 5.2. Collections. The Servicer shall use reasonable efforts to cause the Lock-Box Processor to transfer any payments in respect of the Receivables from or on behalf of Obligors received in the Lock-Box to the Lock-Box Account on the Business Day on which such payments are received, pursuant to the Lock-Box Agreement. Within two Business Days of receipt of such funds into the Lock-Box Account, the Servicer shall cause the Lock-Box Bank to transfer available funds related to the Receivables from the Lock-Box Account to the Collection

Account, and if such funds are not available funds, as soon thereafter as they clear (i.e., become available for withdrawal from the Lock-Box Account). In addition, the Servicer shall remit all payments by or on behalf of the Obligors received by the Servicer with respect to the Receivables (other than Purchased Receivables), and all Liquidation Proceeds no later than the second Business Day following receipt into the Lock-Box Account or the Collection Account.

               SECTION 5.3. Application of Collections. All collections for each Collection Period shall be applied by the Servicer as follows:

               With respect to each Receivable (other than a Purchased Receivable), payments actually received from or on behalf of the Obligor shall be applied hereunder, first, to interest and principal in accordance with the Simple Interest Method to the extent necessary to bring such Receivable current, second, in connection with the redemption of a defaulted Receivable, to reimburse the Servicer for reasonable and customary out-of-pocket expenses incurred by the Servicer in connection with such Receivable, third, to late fees and fourth, to principal in accordance with the Simple Interest Method. Notwithstanding anything herein to the contrary, no amount applied as interest accrued on any Precomputed Receivable for any single Collection Period will exceed 30 days' interest accrued thereon assuming a 360-day year of twelve 30-day months.

               SECTION 5.4. Intentionally Omitted.

               SECTION 5.5. Additional Deposits. The following additional deposits shall be made in immediately available funds on the dates indicated:
(i) on the Business Day immediately preceding each Determination Date, the Servicer or Triad Corp, as the case may be, shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and (ii) on the Business Day immediately preceding each Determination Date, the Indenture Trustee shall deposit in the Collection Account all amounts to be paid under Section 11.1.

               SECTION 5.6. Payments; [Policy Claims].

        (a) The Servicer (based solely on the information set forth in the Servicer's Certificate for the related Payment Date upon which the Indenture Trustee may conclusively rely) shall transfer on each Payment Date, from the Collection Account to the Note Account, in immediately available funds, an amount equal to the excess of the sum of (a) all funds that were deposited in the Collection Account, plus (b) earnings on investments of funds in the Collection Account pursuant to Section 5.1(b), for the related Collection Period over all funds transferred from the Collection Account with respect to such Collection Period pursuant to Section 5.1(c).

        (b) Prior to each Payment Date, the Servicer shall on the related Determination Date calculate the Available Funds, the Principal Payment Amount, the Payment Amount, the Interest Payment Amount, the Monthly Dealer Participation Fee Payment Amount, the amount, if any, required to be withdrawn from the Collection Account and paid to the Servicer as additional servicing compensation [or contributed to the Spread Account on behalf of the Servicer], in each case pursuant to Section 5.12 and, based on the Available Funds and the other amounts available for payment on such Payment Date, determine the amount payable to the Noteholders.

        (c) On each Payment Date, the Servicer shall [(x) distribute all amounts delivered by the Note Insurer to the Servicer for deposit into the Collection Account pursuant to Section 5.9 for payment in the amounts and priority as directed by the Note Insurer, and (y)] (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 4.9 upon which the Servicer may conclusively rely) subject to subsection (e) hereof, make the following payments from the Available Funds withdrawn from the Note Account and from the other sources described below in the following order of priority:

               (i) first, to Triad Corp, from the Available Funds, the Monthly Dealer Participation Fee Payment Amount and all unpaid Monthly Dealer Participation Fee Payment Amounts from prior Collection Periods, and second, to the Servicer, from the Available Funds (as such Available Funds have been reduced by payments made pursuant to subclause first of this clause (i)), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods [and, if the Available Funds are insufficient to pay such Servicing Fee and such unpaid Servicing Fees from prior Collection Periods, the Servicer will receive such deficiency from the Deficiency Claim Amount with respect to such Payment Date, if any;

               (ii) to the Indenture Trustee, from the Available Funds (as such Available Funds have been reduced by payments made pursuant to clause
        (i) above), the Indenture Trustee Fee and all unpaid Indenture Trustee Fees from prior Collection Periods [and, if the Available Funds are insufficient to pay such amounts, the Indenture Trustee will receive such deficiency from the remaining portion of the Deficiency Claim Amount with respect to such Payment Date, if any;

               (iii) to the Noteholders, pro rata based on the Note Interest due on each such class of Notes, from the Available Funds (as such Available Funds have been reduced by payments made pursuant to clauses (i) and
        (ii) above), an amount equal to the Class A-1 Note Interest, with respect to such Payment Date (plus (without duplication) interest on any outstanding Interest Carryover Shortfall, if any, to the extent permitted by applicable law, at the Note Rate, for the related Accrual Period (calculated (i) with respect to the Class A-1 Notes, on the basis of [the actual number of days elapsed during such Accrual Period based on a 360 day year or a 360-day year consisting of twelve 30-day months)] [and, if the Available Funds are insufficient to pay such amounts, the Noteholders will receive such deficiency from the following sources in the following order of priority: (A) from the remaining portion of the Deficiency Claim Amount with respect to such Payment Date, if any, after application thereof pursuant to clauses (i) and (ii) above and (B) from the Policy Claim Amount with respect to such Payment Date, if any, received by the Servicer from the Note Insurer];

               (iv) from the Available Funds (as such Available Funds have been reduced by payments made pursuant to clauses (i) through (iii) above) to the Noteholders, until the Note Balance has been reduced to zero, an amount equal to the sum of the Principal Payment Amount with respect to such Payment Date and any Principal Carryover Shortfall as of the close of business on the preceding Payment Date, [and, if the Available Funds are insufficient to pay such amounts, the Noteholders will receive such deficiency from the following sources in the following order of priority: (A) from the remaining portion of the Deficiency Claim Amount with respect to such Payment Date, if any, after application thereof pursuant to clauses (i) through
        (iii) above, plus (B) the remaining portion of the Policy Claim Amount with respect to such Payment Date, if any, after application thereof pursuant to clause (iii) above];

               (v) first, [to the Note Insurer, from the Available Funds (as such Available Funds have been reduced by payments made pursuant to clauses (i) through (iv) above), an amount equal to the Reimbursement Obligations and, if the Available Funds are insufficient to pay such Reimbursement Obligations, the Note Insurer shall receive such deficiency from the remaining portion of the Deficiency Claim Amount with respect to such Payment Date, if any, after application thereof pursuant to clauses (i) through (iv) above, second,] to the Indenture Trustee from the Available Funds (as such Available Funds have been reduced by payments made pursuant to clauses (i) through (iv) above and subclause first of this clause (v)), all reasonable out-of-pocket expenses of the Indenture Trustee (including reasonable counsel fees and expenses), to the extent not paid by the Servicer, and all unpaid reasonable out-of-pocket expenses of the Indenture Trustee (including reasonable counsel fees and expenses) from prior Collection Periods; provided, however, that unless an Event of Default shall have occurred and be continuing, expenses payable to the Indenture Trustee pursuant to this subclause second of clause (v) shall be limited to a combined aggregate amount of $__________ per annum, and third to the Back-up Servicer, from the Available Funds (as such Available Funds have been reduced by payments made pursuant to clauses (i) through (iv) above and subclauses first and second of this clause (v)), in the event that the Back-up Servicer shall have assumed the obligations of Servicer pursuant to Section 9.2(a) and the Servicer fails to pay the Back-up Servicer for system conversion expenses as required by said section, an aggregate amount not to exceed $_______________ in payment of such system conversion expenses; and

               (vi) to [[the Collateral Agent], for deposit in the Spread Account] [the Certificateholder], the remaining Available Funds (as such Available Funds have been reduced by payments pursuant to clauses (i) through [(v)] above ), if any, [for application in accordance with provisions of the Spread Account Agreement].

        (d) [In addition, on each Payment Date, after giving effect to the payments specified in clauses (i) through [(vi)] above, the Servicer shall (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 4.9 upon which the Servicer may conclusively rely) shall pay to the Certificateholder the amount, if any, to be released to the Certificateholder pursuant to the terms of the Spread Account Agreement.]

        (e) Each Noteholder, by its acceptance of its Note, will be deemed to have consented to the provisions of Sections 5.6(c) and 5.6(d) relating to the priority of payments, and will be further deemed to have acknowledged that no property rights in any amount or the proceeds of any such amount shall vest in such Noteholder until such amounts have been distributed to such Noteholder pursuant to such provisions; provided, that the foregoing shall not restrict the right of any Noteholder, upon compliance with the provisions hereof from seeking to compel the performance of the provisions hereof by the parties hereto. [Each Noteholder, by its acceptance of its Note, will be deemed to have further agreed that withdrawals of funds by [the Servicer] from the Spread Account for application hereunder, shall be made in accordance with the provisions of the Spread Account Agreement.]

        (f) In furtherance of and not in limitation of the foregoing, the Certificateholder by acceptance of the Certificate, specifically acknowledges that no amounts shall be received by it, nor shall it have any right to receive any amounts, unless and until such amounts have been distributed pursuant to
Section 5.6(d) above for payment to the Certificateholder. [Notwithstanding the foregoing, in the event that it is ever determined that any property held in the Spread Account constitute a pledge of collateral, then the provisions of this Agreement and the Spread Account Agreement shall be considered to constitute a security agreement and the Transferor and the Certificateholder hereby grant to [the ________] a first priority perfected security interest in such amounts, to be applied as set forth in Section 3.03(b) of the Spread Account Agreement. In addition, the Certificateholder, by acceptance of its Certificate, hereby appoints the Transferor as its agent to pledge a first priority perfected security interest in the Spread Account, and any property held therein from time to time to [the _________] for the benefit of the [Servicer] [and the Note Insurer] pursuant to the Spread Account Agreement and agrees to execute and deliver such instruments of conveyance, assignment, grant, confirmation, etc., as well as any financing statements, in each case as [the Note Insurer] shall consider reasonably necessary in order to perfect [the __________]'s Security Interest in the Collateral (as such terms are defined in the Spread Account Agreement).]

        (g) Subject to Section 11.1 respecting the final payment upon retirement of each Note, the Servicer shall on each Payment Date to distribute to each Noteholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Noteholder is the Clearing Agency or such Holder's Notes in the aggregate evidence an original Note Balance of at least $1,000,000, and if such Noteholder shall have provided to the Servicer appropriate instructions prior to the Record Date for such Payment Date, or (ii) by check mailed to such Noteholder at the address of such Holder appearing in the Note Register, such Holder's pro rata share (based on the outstanding Note Balance) of the Payment Amount, to be paid to such Notes in accordance with the Servicer's Certificate.

               SECTION 5.7. Statements to Noteholders; Tax Returns.

        (a) With each payment from the Note Account to the Noteholders made on a Payment Date, the Servicer shall provide to [the Note Insurer], the Transferor, the Indenture Trustee, each Rating Agency and the Noteholders the Servicer's Certificate substantially in the form of Exhibit B-1 hereto, setting forth, among at least the following information as to the Notes, to the extent applicable:

               (i) the amount of the payment allocable to principal of the Notes;

               (ii) the amount of the payment allocable to interest on the Notes;

               (iii) the number of Receivables, the weighted average APR of the Receivables, the weighted average maturity of the Receivables, the Pool Balance, and the Pool Factor, as of the close of business on the last day of the preceding Collection Period;

               (iv) the Note Balance, as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

               (v) the amount of the Monthly Dealer Participation Fee Payment Amount paid to Triad Corp, the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Servicing Fees and the change in such amounts from the prior Payment Date;

               (vi) the amount of the Interest Carryover Shortfall, if applicable, and the Principal Carryover Shortfall, if applicable, on such Payment Date and the change in such amounts from the prior Payment Date;

               (vii) [the amount paid, if any, to the Noteholders under the Policy for such Payment Date;]

               (viii) [the amount paid to the Note Insurer on such Payment
        Date;]

               (ix) [the amount in the Spread Account;]

               (x) the number of Receivables and the aggregate outstanding principal amount scheduled to be paid thereon, for which the related Obligors are delinquent in making Scheduled Receivable Payments between 30 and 59 days, 60 and 89 days, 90 and 119 days and 120 days or more (in each case calculated on the basis of a 360-day year consisting of twelve 30-day months), and the percentage of the aggregate principal amount which such delinquencies represent;

               (xi) the number and the aggregate Purchase Amount of Receivables repurchased by the Originator or purchased by the Servicer during the related Collection Period;

               (xii) the cumulative number and amount of Liquidated Receivables, the cumulative amount of any Liquidation Proceeds and Recoveries, since the Cutoff Date to the last day of the related Collection Period, the number and amount of Liquidated Receivables for the related Collection Period and the amount of Recoveries in the related Collection Period;

               (xiii) [the Average Delinquency Ratio, the Cumulative Default Rate and the Cumulative Loss Rate (as such terms are defined in the Spread Account Agreement) for such Payment Date;]

               (xiv) [whether any Trigger Event has occurred as of such Determination Date;]

               (xv) [whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured (as such term is defined in the Spread Account Agreement) or otherwise waived as of such Determination Date;]

               (xvi) [whether an Insurance Agreement Event of Default has occurred; and]

               (xvii) the number and amount of Cram Down Losses, the number and dollar amount of repossessions, the aging of repossession inventory and the dollar amount of Recoveries.

               Each amount set forth pursuant to subclauses (i), (ii), (v) and
(vi) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Note.

        (b) No later than January 31 of each calendar year, commencing January 31, 20__, the Servicer shall send to the Indenture Trustee shall furnish to each Person who at any time during the preceding calendar year was a Noteholder of record and received any payment thereon (a) a report (prepared by the Servicer) as to the aggregate of amounts reported pursuant to subclauses (i), (ii), (v) and (vi) of Section 5.7(a) for such preceding calendar year or applicable portion thereof during which such person was a Noteholder, and (b) such information as may be reasonably requested by the Noteholders or required by the Code and regulations thereunder, to enable such Holders to prepare their Federal and State income tax returns.

        (c) The Servicer, at its own expense, shall cause a firm of nationally recognized accountants to prepare any tax returns required to be filed by the Issuer, and the Issuer shall execute and file such returns if requested to do so by the Servicer.

               SECTION 5.8. Reliance on Information from the Servicer. Notwithstanding anything to the contrary contained in this Agreement, all payments from any of the accounts described in this Article V and any transfer of amounts between such accounts shall be made by the Servicer in writing, whether by way of a Servicer's Certificate or otherwise.

               SECTION 5.9. [Optional Deposits by the Note Insurer. The Note Insurer shall at any time, and from time to time, with respect to a Payment Date, have the option to deliver amounts to the Indenture Trustee for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Issuer with respect to such Payment Date, (ii) to distribute as a component of the Principal Payment Amount to the extent that the Note Balance as of the Determination Date preceding such Payment Date exceeds the Pool Balance as of such Determination Date or (iii) to include such amount as part of the Payment Amount for such Payment Date to the extent that without such amount a draw would be required to be made on the Note Policy.]

               SECTION 5.10. [Spread Account. The Transferor agrees, simultaneously with the execution and delivery of this Agreement, to execute and deliver the Spread Account Agreement and, pursuant to the terms thereof, to deposit the Initial Spread Account Deposit in the Spread Account on the Closing Date. Although the Transferor as Certificateholder, has pledged the Spread Account to [_____________], pursuant to the Spread Account Agreement, the Spread Account shall not under any circumstances be deemed to be a part of or otherwise includible in the Issuer or the Trust Assets.]

               SECTION 5.11. [Withdrawals from Spread Account.

        (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the amount of the Available Funds with respect to such Determination Date are less than the sum of the amounts payable on the related Payment Date pursuant to clauses (i) through (iv) and subclause first of clause (v) of Section 5.6(c) (such deficiency being a "Deficiency Claim Amount") then on the Deficiency Claim Date immediately preceding such Payment Date, the Servicer shall deliver to [______________], the Note Insurer, the Fiscal Agent (as such term is defined in the Insurance Agreement), if any, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Payment Date. Such Deficiency Notice shall direct [_______________] to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Servicer for deposit in the Collection Account.

               Any Deficiency Notice shall be delivered by 10:00 a.m., New York City time, on the related Deficiency Claim Date. The amounts distributed by [______________] to the Servicer pursuant to a Deficiency Notice shall be deposited by the Servicer into the Collection Account pursuant to Section 5.5.]

               SECTION 5.12. Simple Interest. On each Determination Date, the Servicer shall determine the amount, if any, of any Simple Interest Shortfall or Simple Interest Excess for the related Collection Period. If the Servicer determines that there is a Simple Interest Shortfall for such related Collection Period, the Servicer shall make an advance (a "Simple Interest Advance") in the amount of such Simple Interest Shortfall and deposit such Simple Interest Advance into the Collection Account on or before the Business Day immediately preceding the next succeeding Payment Date. If, however, the Servicer determines that there is a Simple Interest Excess for such Collection Period, the ______________ shall withdraw the amount of such Simple Interest Excess from the Collection Account on the next Payment Date and pay the amount of such Simple Interest Excess to the Servicer as additional servicing compensation. [Notwithstanding the immediately preceding sentence, to the extent that the aggregate amount of Simple Interest Advances made by the Servicer with respect to all prior Collection Periods does not exceed the aggregate amount of all Simple Interest Excesses with respect to such prior Collection Periods, such excess shall be deposited pursuant to Section 5.6(b) into the Spread Account and shall be treated as a contribution to the Spread Account by the Servicer for the benefit of the Certificateholder for federal income tax purposes.] All references in this Section 5.12 to the Servicer shall be deemed to refer to the Servicer only so long as Triad Corp is acting in such capacity hereunder.

               SECTION 5.13. Securities Accounts. The Servicer acknowledges that any account held by it hereunder is a "securities account" as defined in the Uniform Commercial Code as in effect in New York (the "New York UCC"), and that it shall be acting as a "securities intermediary" of the Indenture Trustee with respect to each such account held by it.

                                   ARTICLE VI
                                [THE NOTE POLICY

               SECTION 6.1. [Note Policy. The Originator agrees, simultaneously with the execution and delivery of this Agreement, to cause the Note Insurer to issue the Note Policy for the benefit of the Noteholders in accordance with the terms thereof.]

               SECTION 6.2. [Claims Under Note Policy.

        (a) In the event that the Servicer has delivered a Deficiency Notice with respect to any Determination Date, the Servicer shall determine on the related Draw Date whether the sum of (i) the amount of Available Funds with respect to such Determination Date (as stated in the Servicer's Certificate with respect to such Determination Date) plus (ii) the amount of the Deficiency Claim Amount, if any, available to be distributed pursuant to the Spread Account Agreement by [_______________] to the Servicer pursuant to a Deficiency Notice delivered with respect to such Payment Date (as stated in the certificate delivered on the immediately preceding Deficiency Claim Date by [_______________] pursuant to Section 3.03(a) of the Spread Account Agreement) would be insufficient, after giving effect to the payments required by Section 5.6(c)(i) and (ii), to pay the Scheduled Payments for the related Payment Date, then in such event the Servicer shall furnish to the Note Insurer no later than 12:00 noon New York City time on the related Draw Date a completed Notice of Claim in the amount of the shortfall in amounts so available to pay the Scheduled Payments with respect to such Payment Date (the amount of any such shortfall being hereinafter referred to as the "Policy Claim Amount").

Amounts paid by the Note Insurer under the Note Policy shall be deposited by the Servicer into the Policy Payments Account and thereafter into the Note Account for payment to Noteholders on the related Payment Date (or promptly following payment on a later date as set forth in the Note Policy).

        (b) Any notice delivered by the Servicer to the Note Insurer pursuant to
Section 6.2(a) shall specify the Policy Claim Amount claimed under the Note Policy and shall constitute a "Notice of Claim" under the Note Policy. In accordance with the provisions of the Note Policy, the Note Insurer is required to pay to the Servicer the Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of (i) the second Business Day (as defined in the Note Policy) following receipt on a Business Day (as defined in the Note Policy) of the Notice of Claim, and (ii) the applicable Payment Date. Any payment made by the Note Insurer under the Note Policy shall be applied solely to the payment of the Notes, and for no other purpose.

        (c) The Servicer shall (i) receive as attorney-in-fact of each Noteholder any Policy Claim Amount from the Note Insurer and (ii) deposit the same in the Policy Payments Account for disbursement to the Noteholders as set forth in clauses (iii) and (iv) of Section 5.6(c). Any and all Policy Claim Amounts disbursed by the Servicer from claims made under the Note Policy shall not be considered payment by the Issuer or from the Spread Account with respect to such Notes, and shall not discharge the obligations of the Issuer with respect thereto. The Note Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Note Insurer, each Noteholder shall be deemed, without further action, to have directed the Servicer to assign to the Note Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Note Insurer and the Note Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Policy. Notwithstanding the foregoing, the order of priority of payments to be made pursuant to Section 5.6(c) shall not be modified by this clause (c). To evidence such subrogation, the Note Registrar shall note the Note Insurer's rights as subrogee upon the register of Noteholders upon receipt from the Note Insurer of proof of payment by the Note Insurer of any Interest Payment Amount or Principal Payment Amount.

        (d) The Servicer shall be entitled, but not obligated, to enforce on behalf of the Noteholders the obligations of the Note Insurer under the Note Policy. Notwithstanding any other provision of this Agreement, the Noteholders are not entitled to institute proceedings directly against the Note Insurer.]

               SECTION 6.3. [Preference Claims; Direction of Proceedings.

        (a) In the event that the Servicer has received a certified copy of an order of the appropriate court that any Scheduled Payment paid on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Servicer shall so notify the Note Insurer, shall comply with the provisions of the Note Policy to obtain payment by the Note Insurer of such avoided payment, and shall, at the time it provides notice to the Note Insurer, comply with the provisions of the Note Policy to obtain payment by the Note Insurer, notify

Holders of the Notes by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Note Policy. Pursuant to the terms of the Note Policy, the Note Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Note Policy) and not to the Servicer or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the
Note Insurer will make such payment to the Servicer for payment, in accordance with the instructions to be provided by the Note Insurer, to such Noteholder upon proof of such payment reasonably satisfactory to the Note Insurer).

        (b) Each Notice of Claim shall provide that the Servicer, on its behalf and on behalf of the Noteholders, thereby appoints the Note Insurer as agent and attorney-in-fact for the Servicer and each Noteholder in any legal proceeding with respect to the Notes. The Servicer shall promptly notify the Note Insurer of any proceeding or the institution of any action (of which a Responsible Officer of the Servicer has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any payment made with respect to the Notes. Each Holder of Notes, by its purchase of Notes, and the Servicer hereby agree that so long as a Note Insurer Default shall not have occurred and be continuing, the Note Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Note Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 6.2(c), the Note Insurer shall be subrogated to, and each Noteholder and the Servicer hereby delegate and assign, to the fullest extent permitted by law, the rights of the Servicer and each Noteholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.]

               SECTION 6.4. [Surrender of Note Policy. The Servicer shall surrender the Note Policy to the Note Insurer for cancellation upon its expiration in accordance with the terms thereof.]

                                   ARTICLE VII
                                 THE TRANSFEROR

               SECTION 7.1. Representations of the Transferor. The Transferor makes the following representations on which [the Note Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which] the Issuer is deemed to have relied in acquiring the Receivables and on which the Indenture Trustee, the Owner Trustee, [the Collateral Agent], Servicer and Back-up Servicer may rely. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the conveyance of the Receivables to the Issuer and the subsequent pledge thereof to the Indenture Trustee pursuant to the Indenture.

        (a) Organization and Good Standing. The Transferor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the corporate power and authority to conduct its business as such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party.

        (b) Due Qualification. The Transferor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions required for the performance of its obligations under this Agreement and the other Basic Documents to which it is a party other than where the failure to obtain such license or approval or qualification would not have a material adverse effect on the ability of the Transferor to perform such obligations or on any Receivable or on the interest therein of the Issuer, the Noteholders [or the Note Insurer].

        (c) Power and Authority. The Transferor has the corporate power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Transferor has full corporate power and authority to sell and assign the property sold and assigned to and deposited with the Issuer and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Transferor by all necessary corporate action.

        (d) Valid Sale; Binding Obligation. This Agreement effects a valid sale, transfer and assignment of the Receivables and the other property conveyed to the Issuer pursuant to Section 2.1, enforceable against creditors of and purchasers from the Transferor; and this Agreement and the other Basic Documents to which the Transferor is a party shall constitute legal, valid and binding obligations of the Transferor enforceable in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        (e) No Violation. The execution, delivery and performance by the Transferor of this Agreement and the other Basic Documents to which the Transferor is a party and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Transferor, or any material indenture, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it is bound or any of its properties are subject; nor result in the creation or imposition of any material lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument (other than the Basic Documents); nor violate any law, order, rule, or regulation applicable to the Transferor of any court or of any Federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Transferor or its properties.

        (f) No Proceedings. There are no proceedings or investigations pending, or to the Transferor's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Transferor or its properties: (A) asserting the invalidity of this Agreement or the other Basic Documents to which the Transferor is a party or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the other Basic Documents to which the Transferor is a party, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement or the other Basic Documents to which the Transferor is a party or the Notes, (D) relating to the Transferor and which might adversely affect the Federal or State income, excise, franchise or similar tax attributes of the Notes or (E) that could have a material adverse effect on the Receivables.

        (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required to be obtained by the Transferor for the issuance or sale of the Notes or the consummation of the other transactions contemplated by this Agreement and the other Basic Documents to which the Transferor is a party, except such as have been duly made or obtained or where the failure to obtain such consent, approval, authorization, order or declaration, or to make such filing, would not have a material adverse effect on the ability of the Transferor to perform its obligation under the Basic Documents to which it is a party and would not have a material adverse effect on any Receivable or the interest therein of the Issuer, the Noteholders [or the Note Insurer].

        (h) Chief Executive Office. The Transferor hereby represents and warrants to the Indenture Trustee that the Transferor's principal place of business and chief executive office is, and for the four months preceding the date of this Agreement, has been, located at 711 Center Avenue, Suite 100, Huntington Beach, California 92647.

        (i) Transferor's Intention. The Receivables and other Transferred Property are being transferred, with the intention of removing them from the Transferor's estate pursuant to Section 541 of the United States Bankruptcy Code, as the same may be amended from time to time.

               SECTION 7.2. Liability of the Transferor. The Transferor shall be liable only to the extent of the obligations specifically undertaken by the Transferor under this Agreement and the representations made by the Transferor in this Agreement.

               SECTION 7.3. Merger or Consolidation of, or Assumption of the Obligations of, the Transferor. Any Person (a) into which the Transferor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Transferor shall be a party or (c) which may succeed to the properties and assets of the Transferor substantially as a whole, which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Transferor under this Agreement, shall be the successor to the Transferor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, as a condition to the consummation of any of the transactions referred to in clauses
(a), (b) or (c) above, (i) immediately after giving effect to such transaction,
(x) no representation or warranty made pursuant to Section 7.1 would have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and (y) no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (ii) the Transferor shall have delivered to [the Note Insurer,] the Indenture Trustee, the Servicer and the Issuer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement or assumption comply with this Section 7.3 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Transferor shall have delivered to [the Note Insurer], the Indenture Trustee, the Servicer and the Issuer an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest, [(iv) immediately after giving effect to such transaction, no Insurance Agreement Event of Default and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have happened and be continuing,] (v) the organizational documents of the Person surviving or resulting from such transaction shall contain provisions similar to those of the Transferor's certificate of incorporation in respect of the issuance of debt, independent directors and bankruptcy remoteness and (vi) the Transferor shall have received confirmation from each Rating Agency that the then current rating of the Notes will not be downgraded as a result of such merger, consolidation or succession. A copy of such confirmation shall be provided to the Indenture Trustee. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clause (i), (ii), (iii) or (iv) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

               SECTION 7.4. Limitation on Liability of the Transferor and Others. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Transferor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

               SECTION 7.5. Transferor May Own Notes. The Transferor and any Person controlling, controlled by, or under common control with the Transferor may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Transferor or an affiliate thereof, except as otherwise provided in the definition of "Noteholder" set forth in Annex A hereto and as specified in Section 1.4. Notes so owned by or pledged to the Transferor or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Notes except as otherwise provided herein or by the definition of Noteholder.

                                  ARTICLE VIII
                                  THE SERVICER

               SECTION 8.1. Representations of Servicer. The Servicer makes the following representations [on which the Note Insurer shall be deemed to have relied in executing and delivering the Note Policy and] on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Indenture Trustee is deemed to have relied on in accepting the pledge of the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the conveyance of the Receivables to the Issuer and the subsequent pledge thereof to the Indenture Trustee pursuant to the Indenture.

               (i) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority, and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

               (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement and the performance of its other obligations under this Agreement and the other Basic Documents to which it is a party) shall require such qualifications.

               (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

               (iv) Binding Obligation. This Agreement and the other Basic Documents to which it is a party constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered a proceeding in equity or at law.

               (v) No Violation. The execution, delivery and performance by the Servicer of this Agreement and the other Basic Documents to which the Servicer is a party and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Servicer, or any material indenture, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject; or result in the creation or imposition of any material lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument (other than this Agreement); or violate any law, order, rule, or regulation applicable to the Servicer of any court or of any Federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

               (vi) No Proceedings. There are no proceedings or investigations pending, or to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties:
        (A) asserting the invalidity of this Agreement or the other Basic Documents to which the Servicer is a party, the Notes or the Certificate, (B) seeking to prevent the issuance of the Notes or the Certificate or the consummation of any of the transactions contemplated by this Agreement, the Notes, the Certificate, or the other Basic Documents to which the Servicer is a party, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Notes, the Certificate or the other Basic Documents to which the Servicer is a party, (D) relating to the Servicer and which might adversely affect the Federal or State income, excise, franchise or similar tax attributes of the Notes or the Certificate or (E) that could have a material adverse effect on the Receivables.

               (vii) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required to be obtained by the Servicer for the issuance or sale of the Notes or the consummation of the other transactions contemplated by this Agreement and the other Basic Documents to which the Servicer is a party, except such as have been duly made or obtained.

               (viii) Taxes. The Servicer has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

               (ix) Chief Executive Office. The Servicer hereby represents and warrants that the Servicer's principal place of business and chief executive office is, and for the four months preceding the date of this Agreement, has been, located at 711 Center Avenue, Suite 100, Huntington Beach, California 92647.

               SECTION 8.2. Indemnities of Servicer.

        (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and the representations made by the Servicer herein.

               (i) The Servicer shall defend, indemnify and hold harmless the Indenture Trustee, the Owner Trustee, the Back-up Servicer, the Issuer, the Certificateholder, [the Note Insurer,] the Noteholders and the Transferor, and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

               (ii) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee, the Owner Trustee, the Back-up Servicer, the Issuer, [the Note Insurer] and the Transferor, and their respective officers, directors, agents and employees from and against any taxes (other than net income, gross receipts, franchise or other similar taxes) that may at any time be asserted against the Indenture Trustee, the Owner Trustee, the Back-up Servicer, the Issuer, [the Note Insurer] or the Transferor, with respect to the transactions contemplated herein, including, without limitation, any sales, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same.

               (iii) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee, the Owner Trustee, the Back-up Servicer, the Transferor, [the Note Insurer,] the Issuer, the Certificateholder and the Noteholders, and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Indenture Trustee, the Owner Trustee, the Back-up Servicer, the Issuer, the Transferor, [the Note Insurer,] the Issuer or the Noteholders, and their respective officers, directors, agents and employees through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or any other Basic Document to which it is a party or by reason of reckless disregard of its obligations and duties under this Agreement or any other Basic Document to which it is a party.

               (iv) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee, the Owner Trustee, the Back-up Servicer, the Transferor, the Issuer, [the Note Insurer] and their respective officers, directors, agents and employees from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein or in any other Basic Document to which it is a party, if any, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, bad faith, or negligence of the Indenture Trustee, the Owner Trustee, the Back-up Servicer, the Transferor, the Issuer, or [the Note Insurer,] as applicable; (b) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Indenture Trustee, the Owner Trustee, the Back-up Servicer, the Transferor, the Issuer, [or the Note Insurer].

               (v) The Servicer shall indemnify the Owner Trustee and [NAME OF OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY] (as defined in the Trust Agreement) and its officers, directors, successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee, [NAME OF OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY] or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate (as defined in the Trust Agreement), the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee under the Trust Agreement, except only that the Servicer shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.1 of the Trust Agreement. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of the Trust Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Transferor which approval shall not be unreasonably withheld.

               (vi) Notwithstanding the foregoing, the Servicer shall not be obligated to defend, indemnify, and hold harmless any Noteholder for any losses, claims, damages or liabilities incurred by any Noteholders arising out of claims, complaints, actions and allegations relating to
        Section 406 of ERISA or Section 4975 of the Code as a result of the purchase or holding of a Note by such Noteholder with the assets of a plan subject to such provisions of ERISA or the Code or the servicing, management and operation of the Issuer.

        (b) For purposes of this Section, in the event of the termination of the rights and obligations of a Servicer (or any successor thereto pursuant to Section 8.3) as Servicer pursuant to Section 9.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 9.2. The provisions of this Section 8.2(b) shall in no way affect the survival pursuant to Section 8.2(c) of the indemnification by the outgoing Servicer provided by Section 8.2(a).

        (c) Indemnification under this Section 8.2 shall survive the termination of this Agreement and any resignation or removal of Triad Corp as Servicer and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 8.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.


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

        (d) In no event shall the Servicer be liable under this Agreement to any Person for the acts or omissions of any successor Servicer, nor shall any successor Servicer be liable under this Agreement to any Person for any acts or omissions of a predecessor Servicer.

               SECTION 8.3. Merger or Consolidation of, or Assumption of the Obligations of, Servicer or Back-up Servicer.

        (a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement and the other Basic Documents to which the Servicer is a party. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party,
(c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) or succeeding to the business of the Servicer shall execute an agreement of assumption to perform every obligation of the Servicer hereunder, and whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation hereunder; provided, further, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 8.1 hereof or made by the Servicer in the Purchase Agreement shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), no Servicer Termination Event [or Insurance Agreement Event of Default], and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event [or Insurance Agreement Event of Default] shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Indenture Trustee [and the Note Insurer] an Officer's Certificate and an Opinion of Counsel in form and substance satisfactory to the Indenture Trustee [and the Note Insurer] each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
8.3 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Indenture Trustee [and the Note Insurer] an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer in the Receivables and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest and (iv) nothing herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 8.3(a) to the Indenture Trustee, the Issuer, the Back-up Servicer, [the Note Insurer,] the Noteholders and each Rating Agency. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii) or (iii) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

        (b) Any Person (a) into which the Back-up Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Back-up Servicer shall be a party, (c) which may succeed to the properties and assets of the Back-up Servicer substantially as a whole or (d) succeeding to the business of the Back-up Servicer, shall execute an agreement of assumption to perform every obligation of the Back-up Servicer hereunder, and whether or not such assumption agreement is executed, shall be the successor to the Back-up Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that nothing herein shall be deemed to release the Back-up Servicer from any obligation.

               SECTION 8.4. Limitation on Liability of Servicer and Others.

        (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Indenture Trustee, the Owner Trustee, the Back-up Servicer, the Issuer, [the
Note Insurer,] the Transferor or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith, or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

        (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability.

               SECTION 8.5. Servicer and Back-up Servicer Not to Resign. Subject to the provisions of Section 8.3, neither the Servicer nor the Back-up Servicer may resign from the obligations and duties hereby imposed on it as Servicer or Back-up Servicer, as the case may be, under this Agreement except upon determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or Back-up Servicer, as the case may be, and [the Note Insurer] does not elect to waive the obligations of the Servicer or Back-up Servicer, as the case may be, to perform the duties which render it legally unable to act or does not elect to delegate those duties to another Person. Notice of any such determination permitting the resignation of the Servicer or Back-up Servicer, as the case may be, shall be communicated to the Transferor, the Indenture Trustee, the Issuer, [the Note Insurer,] and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination by the Servicer or Back-up Servicer, as the case may be, shall be evidenced by an Opinion of Counsel to such effect delivered to and satisfactory to the Transferor, the Indenture Trustee, the Issuer [and the Note Insurer] concurrently with or promptly after such notice. No such resignation of the Servicer shall become effective until a successor servicer shall have assumed the responsibilities and obligations of Triad Corp in accordance with Section
9.2 and the Servicing Assumption Agreement, if applicable. No such resignation of the Back-up Servicer shall become effective until an entity [acceptable to the Note

Insurer] shall have assumed the responsibilities and obligations of the Back-up Servicer; provided, however, that if no such entity shall have assumed such responsibilities and obligations of the Back-up Servicer within 120 days of the resignation of the Back-up Servicer, the Back-up Servicer may petition a court of competent jurisdiction for the appointment of a successor to the Back-up Servicer.

                                   ARTICLE IX
                           SERVICER TERMINATION EVENTS

               SECTION 9.1. Servicer Termination Events. If any one of the following events ("Servicer Termination Events") shall occur and be continuing:

               (i) Any failure by the Servicer or, for so long as Triad Corp is the Servicer, the Transferor, to deliver to the Indenture Trustee for payment to Noteholders or deposit in the Spread Account any proceeds or payment required to be so delivered under the terms of the Notes, the Purchase Agreement or this Agreement (including deposits of Purchase Amounts) that shall continue unremedied for a period of two Business Days after written notice is received by the Servicer from the Indenture Trustee [or the Note Insurer] or after discovery of such failure by the Servicer (but in no event later than the five Business Days after the Servicer is required to make such delivery or deposit); or

               (ii) The Servicer's Certificate required by Section 4.9 shall not have been delivered to the Indenture Trustee [and the Note Insurer] within one Business Day of the date such Servicer's Certificate is required to be delivered; or the statement required by Section 4.10 or the report required by Section 4.11 shall not have been delivered within five (5) days after the date such statement or report, as the case may be, is required to be delivered; or

               (iii) Failure on the part of the Servicer to observe its covenants and agreements set forth in Section 8.3 or, for so long as Triad Corp is the Servicer, failure on the part of the Transferor to observe its covenants and agreements set forth in Section 7.3; or

               (iv) Failure on the part of Triad Corp, the Servicer or, for so long as Triad Corp is the Servicer, the Transferor, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of Triad Corp, the Servicer or the Transferor (as the case may be) set forth in the Notes, the Purchase Agreement or in this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure requiring the same to be remedied, shall have been given (1) to Triad Corp, the Servicer or the Transferor (as the case may be), by [the Note Insurer or] the Indenture Trustee, or (2) to Triad Corp, the Servicer or the Transferor (as the case may be), and to the Indenture Trustee [and the Note Insurer] by the Noteholders evidencing not less than 25% of the Note Balance; or

               (v) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of Triad Corp or the Servicer (or, so long as Triad Corp is the Servicer, the Transferor, or any of the Servicer's other Affiliates, if the Servicer's ability to service the Receivables is adversely affected thereby) in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Triad Corp, the Servicer (or the Transferor or any other Affiliate of Triad Corp, if applicable) or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of Triad Corp or the Servicer (or the Transferor or any other Affiliate of Triad Corp, if applicable) or the commencement of an involuntary case under the federal or state bankruptcy, insolvency or similar laws, as now or hereafter in effect, or another present or future, federal or state bankruptcy, insolvency or similar law with respect to Triad Corp or the Servicer (or the Transferor or any other Affiliate of Triad Corp, if applicable) and such case is not dismissed within 60 days; or

               (vi) The commencement by Triad Corp or the Servicer (or, so long as Triad Corp is the Servicer, the Transferor or any of the Servicer's other Affiliates, if the Servicer's ability to service the Receivables is adversely affected thereby) of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by Triad Corp or the Servicer (or the Transferor or any other Affiliate of Triad Corp, if applicable) to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Triad Corp or the Servicer (or the Transferor or any other Affiliate of Triad Corp, if applicable) or of any substantial part of its property or the making by Triad Corp or the Servicer (or the Transferor or any other Affiliate of Triad Corp, if applicable) of an assignment for the benefit of creditors or the failure by Triad Corp or the Servicer (or the Transferor or any other Affiliate of Triad Corp, if applicable) generally to pay its debts as such debts become due or the taking of corporate action by Triad Corp or the Servicer (or the Transferor or any other Affiliate of Triad Corp, if applicable) in furtherance of any of the foregoing; or

               (vii) Any representation, warranty or statement of Triad Corp or the Servicer or, for so long as Triad Corp is the Servicer, the Transferor, made in this Agreement and, with respect to Triad Corp and the Transferor, the Purchase Agreement or in each case any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect as of the time when the same shall have been made (excluding, however, any representation or warranty set forth in Section 3.2(b) of the Purchase Agreement), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer and, within 30 days after written notice thereof shall have been given (1) to Triad Corp, the Servicer or the Transferor (as the case may be) by the Indenture Trustee [or the Note Insurer] or (2) to Triad Corp, the Servicer or the Transferor (as the case may be), and to the Indenture Trustee [and the Note Insurer] by the Noteholders evidencing not less than 25% of the Note Balance, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

               (viii) [The occurrence of an Insurance Agreement Event of Default; or]

               (ix) [A claim is made under the Note Policy; or]


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

               (x) [So long as a Note Insurer Default shall not have occurred and be continuing, the Note Insurer shall not have delivered a Servicer Extension Notice pursuant to Section 4.13;]

then, and in each and every case, so long as a Servicer Termination Event shall not have been remedied; provided, [(i) no Note Insurer Default shall have occurred and be continuing, the Note Insurer in its sole and absolute discretion, or (ii) if a Note Insurer Default shall have occurred and be continuing, then] either the Indenture Trustee or the **** acting at the direction of the Majorityholders, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by [the Note Insurer or] by the Noteholders) [or by the Note Insurer's failure to deliver a Servicer Extension Notice pursuant to Section 4.13,] may terminate all of the rights and obligations of the Servicer under this Agreement. The Servicer shall be entitled to its pro rata share of the Servicing Fee for the number of days in the Collection Period prior to the effective date of its termination. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Receivables or otherwise, shall without further action, pass to and be vested in
(i) the Back-up Servicer or (ii) such successor Servicer as may be appointed under Section 9.2; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date the successor Servicer becomes the Servicer or any claim of a third party (including a Noteholder) based on any alleged action or inaction of the predecessor Servicer as Servicer; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held or should have been held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery to the successor Servicer of all files and records concerning the Receivables and a computer tape in readable form containing all information necessary to enable the successor Servicer to service the Receivables and the other property of the Issuer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 9.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. In addition, any successor Servicer shall be entitled to payment from the immediate predecessor Servicer for reasonable transition expenses incurred in connection with acting as successor Servicer, and in connection with system conversion costs, an aggregate amount not to exceed for such conversion costs of $__________, and to the extent not so paid, such payment shall be made pursuant to Section 5.6(c)(v) hereof. Upon receipt of notice of the occurrence of a Servicer Termination Event, the Indenture Trustee shall give notice thereof to the Rating Agencies, the Issuer and the Transferor. The predecessor Servicer shall grant the Transferor, the Indenture Trustee, the Back-up Servicer [and the Note Insurer] reasonable access to the predecessor Servicer's premises, computer files, personnel, records and equipment at the predecessor Servicer's expense. [If requested by the Note Insurer,] the Back-up Servicer or successor Servicer shall terminate any arrangements relating to (i) the Lock-Box Account with the Lock-Box Bank, (ii) the Lock-Box or (iii) the Lock-Box Agreement, and direct the Obligors to make all payments under the Receivables directly to the Servicer at the predecessor Servicer's expense (in which event the successor Servicer shall process such payments directly, or, through a Lock-Box Account with a Lock-Box Bank at the direction of [the Note Insurer]). The Indenture Trustee shall send copies of all notices given pursuant to this Section 9.1 [to the Note Insurer so long as no
Note Insurer Default shall have occurred and be continuing, and] to the Noteholders [if a Note Insurer Default shall have occurred and be continuing.]

               SECTION 9.2. Appointment of Successor.

        (a) Upon the Servicer's receipt of notice of termination pursuant to
Section 9.1 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice, and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of termination of the Servicer, the Back-up Servicer, shall assume the obligations of Servicer hereunder on the date specified in such written notice (the "Assumption Date") pursuant to the Servicing Assumption Agreement [or, in the event that the Note Insurer shall have determined that a Person other than the Back-up Servicer shall be the successor Servicer in accordance with Section 9.2(c), on the date of the execution of a written assumption agreement by such Person to serve as successor Servicer]. In the event of assumption of the duties of Servicer by the Back-up Servicer, the Back-up Servicer shall be entitled to be paid by the Servicer for the system conversion costs, an amount not to exceed $__________. In the event that such amount shall not have been timely paid by the Servicer, such amount shall be paid under Section 5.6(c)(v) hereof; provided, however, the payment of such amount pursuant to Section 5.6(c)(v) shall not relieve the Servicer of any obligation or liability to pay such amount. Notwithstanding the Back-up Servicer's assumption of, and its agreement to perform and observe, all duties, responsibilities and obligations of Triad Corp as Servicer under this Agreement arising on and after the Assumption Date, the Back-up Servicer shall not be deemed to have assumed or to become liable for, or otherwise have any liability for, any duties, responsibilities, obligations or liabilities of Triad Corp, the Transferor or any predecessor Servicer arising on or before the Assumption Date, whether provided for by the terms of this Agreement, arising by operation of law or otherwise, including, without limitation, any liability for, any duties, responsibilities, obligations or liabilities of Triad Corp, the Transferor or any predecessor Servicer arising on or before the Assumption Date under Sections 4.7 or 8.2 of this Agreement, regardless of when the liability, duty, responsibility or obligation of Triad Corp, the Transferor or any predecessor Servicer therefor arose, whether provided by the terms of this Agreement, arising by operation of law or otherwise. In addition, if the Back-up Servicer shall be legally unable to act as Servicer or shall have delivered a notice of resignation pursuant to Section
8.5 hereof [and a Note Insurer Default shall have occurred and be continuing], the Back-up Servicer, the Indenture Trustee or the Noteholders evidencing not less than 66-2/3% of the Note Balance may petition a court of competent jurisdiction to appoint any successor to the


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

Servicer. Pending appointment pursuant to the preceding sentence, the Back-up Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the predecessor Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 9.2, [then the Note Insurer, in accordance with Section 9.2(c) shall appoint, or petition a court of competent jurisdiction to appoint a successor to the Servicer under this Agreement].

        (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement.

        (c) [So long as no Note Insurer Default has occurred and is continuing, the Note Insurer may exercise at any time its right to appoint as Back-up Servicer or as successor Servicer a Person other than the Person serving as Back-up Servicer at the time, and shall have no liability to the Indenture Trustee, the Issuer, Triad Corp, the Transferor, the Person then serving as Back-up Servicer, any Noteholder or any other person if it does so. Subject to
Section 8.5, no provision of this Agreement shall be construed as relieving the Back-up Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 9.1 or resignation of the Servicer pursuant to Section 8.5. If upon any such resignation or termination, the Note Insurer appoints a successor Servicer other than the Back-up Servicer, the Back-up Servicer shall not be relieved of its duties as Back-up Servicer hereunder.]

               SECTION 9.3. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article IX, the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register and to each of the Rating Agencies.




               SECTION 9.4. Action Upon Certain Failures of the Servicer. In the event that a Responsible Officer of the Indenture Trustee shall have knowledge of any failure of the Servicer specified in Section 9.1 which would give rise to a right of termination under such Section upon the Servicer's failure to remedy the same after notice, the Indenture Trustee shall give notice thereof to the Transferor, the Servicer [and the Note Insurer]. For all purposes of this Agreement, the Indenture Trustee shall not be deemed to have knowledge of any failure of the Servicer as specified in Section 9.1 unless notified thereof in writing by the Transferor, the Servicer, [the Note Insurer] or by a Noteholder. The Indenture Trustee shall be under no duty or obligation to investigate or inquire as to any potential failure of the Servicer specified in Section 9.1.



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

                                   ARTICLE X
                                   [RESERVED]

                                   ARTICLE XI
                                   TERMINATION

               SECTION 11.1. Termination.

        (a) The respective obligations and responsibilities of Triad Corp, the Transferor, the Issuer and the Servicer created hereby shall terminate upon the payment to Noteholders and the Certificateholder of all amounts required to be paid to them pursuant to this Agreement, the Indenture and the Trust Agreement, satisfaction of all Reimbursement Obligations, and the expiration of any preference period related thereto and the disposition of all property held as part of the Trust Assets; provided, however, in any case there shall be delivered to the The Note Insurer] an Opinion of Counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments pursuant to this Section
11.1. The Servicer shall promptly notify the Transferor, the Issuer, each Rating Agency [and the Note Insurer] of any prospective termination pursuant to this
Section 11.1.

        (b) Upon any sale of the assets of the Issuer pursuant to Section 8.1 of the Trust Agreement, the Servicer shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account.

        (c) Notice of any termination of the Issuer shall be given by the Servicer to the Owner Trustee, the Back-up Servicer, the Indenture Trustee[, the
Note Insurer] and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

        (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder.

                                   ARTICLE XII
                      ADMINISTRATIVE DUTIES OF THE SERVICER

               SECTION 12.1. Administrative Duties.

        (a) Duties with Respect to the Indenture. The Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, pursuant to Sections 2.9 (with respect to the notice provisions contained therein), 3.4, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 8.3, 9.1, 9.2, 9.3,
11.1 and 11.13 of the Indenture (in each case, excluding any duty to make payments to the Noteholders [and the Note Insurer]). In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture.

        (b) Duties with Respect to the Issuer.

               (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Trust Assets (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

               (ii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

        (c) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article XII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee , [the Note Insurer] and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (i), (ii), (iii) and (iv) below, the Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

               (i) the amendment of or any supplement to the Indenture;

               (ii) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

               (iii) the amendment, change or modification of this Agreement or any of the Basic Documents;

               (iv) the appointment of successor Note Registrars, successor Note Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

               (v)    the removal of the Indenture Trustee.

        (d) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders under the Basic Documents, (2) sell the Pledged Property pursuant to Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

               SECTION 12.2. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

               SECTION 12.3. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Trust Assets as the Issuer shall reasonably request.

               SECTION 12.4. No Additional Compensation. The Servicing Fee payable to the Servicer pursuant to Section 5.6(c)(i) and the Simple Interest Excess, if any, payable to the Servicer, so long as Triad Corp is the Servicer, pursuant to Section 5.12 shall be the only amounts payable to the Servicer for its services hereunder.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

               SECTION 13.1. Amendment.

        (a) This Agreement may be amended from time to time by the Issuer, the Transferor, the Originator, the Servicer and the Back-up Servicer, and, [(i) so long as no Note Insurer Default has occurred and is continuing or the Policy Expiration Date has not occurred, with the prior written consent of the Note Insurer and, (ii) if a Note Insurer Default has occurred and is continuing or the Policy Expiration Date has occurred] with the consent of the Majorityholders, which consent given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on all Holders and on all future Holders of Notes and of any Notes issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; provided, however, that, [in the case of either clause (i) or (ii) above,] no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or payments that shall be required to be made on any Note or the Certificate or change the applicable Note Rate without the consent of each Noteholder and Certificateholder affected thereby, (b) reduce the aforesaid percentage of the Note Balance required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding or eliminate the right of the Noteholder or the Certificateholder to consent to any change described in clause (a) affecting the Noteholder or the Certificateholder without the consent of the Noteholder or the Certificateholder, as applicable, or (c) result in a downgrade or withdrawal of the then current rating of the Notes by either of the Rating Agencies without the consent of all the Noteholders; provided, further that [in the case of clause (ii) above,] this Agreement may be amended from time to time by the Issuer, the Transferor, the Originator, the Servicer, and the Back-up Servicer for any of the following purposes:

               (x) to correct or amplify the description of any property at any time conveyed to the Issuer hereunder, or better to assure, convey and confirm unto the property conveyed pursuant hereto;

               (y) to add to the covenants of the Transferor, the Originator or the Servicer, for the benefit of the Holders of the Notes [and the Note Insurer]; or

               (z) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Agreement; provided that such action pursuant to this subclause (z) shall not adversely affect in any material respect the interests of the Holders of the Notes, as evidenced by satisfaction of the Rating Agency Condition with respect to such amendment.

        (b) The Indenture Trustee shall furnish prior notice of any such proposed amendment to each Rating Agency and promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish a copy of such amendment and/or consent, if applicable, to each Noteholder, each of the Rating Agencies and the Lock-Box Processor.

        (c) Prior to the execution of any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 13.2(i)(1). The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

               SECTION 13.2. Protection of Title.

        (a) Each of the Transferor, as to itself, and the Servicer, as to itself, shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Indenture Trustee on behalf of the Noteholders, Indenture Trustee [and the Note Insurer] in its interest in the Receivables and the other Trust Assets and in the proceeds thereof. Each of the Transferor, as to itself, and the Servicer, as to itself, shall deliver (or cause to be delivered) to the Indenture Trustee, the Owner Trustee [and the Note Insurer] file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

        (b) Neither the Transferor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Indenture Trustee, the Owner Trustee, [the Note Insurer] and the other party at least thirty days' prior written notice thereof, shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements and shall have delivered an Opinion of Counsel (A) stating that, in the opinion of such counsel, all amendments to all previously filed financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables and the other Trust Assets, and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

        (c) Each of the Transferor and the Servicer shall have an obligation to give the Indenture Trustee, the Owner Trustee, [the Note Insurer] and the other party at least thirty days' prior written notice of any relocation of its principal executive office or change in its state of incorporation if, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, shall promptly file any such amendment and shall deliver an Opinion of Counsel (A) stating that, in the opinion of such counsel, all amendments to all previously filed financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables, and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

        (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

        (e) The Servicer shall maintain its computer systems so that, from and after the time of conveyance under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of Triad Auto Receivables Trust 2001-_ in such Receivable and that such Receivable is owned by the Issuer. Indication of the Issuer's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, such Receivable shall have been paid in full or repurchased.

        (f) If at any time the Transferor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or printouts (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been conveyed to and is owned by the Issuer.

        (g) The Servicer shall, upon reasonable notice, permit the Transferor, the Indenture Trust, the Back-up Servicer, the Owner Trustee [and the Note Insurer and its agents] at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable.

        (h) Upon request, the Servicer shall furnish to the Transferor, the Indenture Trust, the Back-up Servicer, the Owner Trustee [or to the Note Insurer,] within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Issuer, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Issuer.

        (i) The Servicer shall deliver to the Indenture Trust, the Owner Trustee [and the Note Insurer]:

                      (1) promptly after the execution and delivery of this
               Agreement and of each amendment hereto and after the execution and delivery of each amendment to any financing statement, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trust in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

                      (2) within 90 days after the beginning of each calendar
               year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trust in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (i) (1) or (i) (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

        (j) For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

               SECTION 13.3. Limitation on Rights of Noteholders.

        (a) The death or incapacity of any Noteholder shall not operate to terminate this Agreement or the Issuer, nor entitle such Noteholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Issuer, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

        (b) No Noteholder shall have any right to vote (except as specifically provided herein including in Section 13.1) or in any manner otherwise control the operation and management of the Issuer, or the obligations of the parties to this Agreement, nor shall anything in this Agreement set forth, or contained in the terms of the Notes, be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

        (c) [So long as no Note Insurer Default has occurred and is continuing, except as otherwise specifically provided herein, whenever Noteholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders if the Note Insurer agrees to take such action or give such consent or approval.]

        (d) [If a Note Insurer Default shall have occurred and be continuing, no Noteholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Indenture Trust a written notice of default and of the continuance thereof, and unless also the Noteholders evidencing not less than 25% of the Note Balance shall have made written request upon the Indenture Trust to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Indenture Trust such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and the Indenture Trust, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and during such 30-day period no request or waiver inconsistent with such written request has been given to the Indenture Trust pursuant to this Section or
Section 8.4; no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under this Agreement except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 13.3, each Noteholder and the Indenture Trust shall be entitled to such relief as can be given either at law or in equity. Nothing in this Agreement shall be construed as giving the Noteholders any direct right to make a claim on the Note Policy.]

               SECTION 13.4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (EXCEPT WITH REGARD TO THE UCC).

               SECTION 13.5. Notices.

        (a) All demands, notices and communications upon or to the Issuer, the Transferor, the Servicer, the Indenture Trustee, [the Note Insurer,] Standard & Poor's or Moody's under this

Agreement shall be in writing, and delivered (i) personally, (ii) by certified mail, return receipt requested, (iii) by Federal Express or similar overnight courier service or (iv) by telecopy, and shall be deemed to have been duly given upon receipt (a) in the case of the Issuer, in care of the Owner Trustee at the following address: 711 Center Avenue, Suite 100, Huntington Beach, California 92647, Attention: (Telecopy: _____________), (b) in the case of the Transferor, at the following address: 711 Center Avenue, Suite 100, Huntington Beach, California 92647 (Telecopy: (201) 262-6868), Attention: General Counsel, or at such other address as shall be designated by the Transferor in a written notice to the Indenture Trustee, (c) in the case of the Servicer, at the following address: 711 Center Avenue, Suite 100, Huntington Beach, California 92647 (Telecopy: (201) 262-6868), Attention: General Counsel, (d) in the case of the Indenture Trustee, at the Corporate Trust Office (Telecopy: __________), (e) in the case of Standard & Poor's, at the following address: 44 Water Street, 40th Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department, (f) in the case of Moody's, at the following address: 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department and (g) [in the case of the Note Insurer, at the following address: ________________,
Attention: ________________, Re: Triad Auto Receivables Trust 20__-_.] Any notice required or permitted to be mailed to a Noteholder shall be given by Federal Express or similar overnight courier service, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

        (b) The Indenture Trustee shall give prompt written notice to each of the Transferor, the Rating Agencies and each Noteholder of [(i) any amendments to the Insurance Agreement or the Note Policy (upon receipt of written notice of any such amendments from Triad Corp or the Servicer), (ii)] any change in the identity of the Note Paying Agent [and (iii) any failure to make payment under the Note Policy].

               SECTION 13.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

               SECTION 13.7. Assignment to Indenture Trustee. The Transferor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders [and the Note Insurer] of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

               SECTION 13.8. Limitation of Liability of Owner Trustee.

        (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by [Name of owner trustee] not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall [Name of owner trustee] in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements of the Issuer delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

        (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by ____________, not in its individual capacity but solely as Back-up Servicer and in no event shall ____________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements of the Issuer delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

               SECTION 13.9. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Indenture Trustee, the Back-up Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

               SECTION 13.10. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

               SECTION 13.11. Nonpetition Covenant. None of the Transferor, the Indenture Trustee, the Back-up Servicer or Triad Corp shall, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or the Transferor, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Transferor under any Federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor.

               SECTION 13.12. Third Party Beneficiaries. Except as otherwise specifically provided herein with respect to Noteholders and the Certificateholder, the parties to this Agreement hereby manifest their intent that no third party other than [the Note Insurer,] and the Owner Trustee with respect to the indemnification provisions set forth herein, shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement. [The Note Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Note Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein or in the Basic Documents, any right of the Note Insurer to direct, appoint, consent to, approve of or take any action under this Agreement, shall be a right exercised by the Note Insurer in its sole and absolute discretion. The Note Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Indenture Trustee.]

               SECTION 13.13. Consent to Jurisdiction.

        (a) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

        (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

        (c) Each of Triad Corp and the Transferor hereby agree that until such time at the Notes and the Reimbursement Obligations have been paid in full [and the Note Policy has expired in accordance with its terms], each of Triad Corp and the Transferor shall have appointed[, with prior written notice to the Note Insurer], an agent registered with the Secretary of State of the State of New York, with an office in the County of New York in the State of New York, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process (which as of the date hereof is [National Registered Agents, Inc., whose address is 105 Chambers Street, New York, New York 10007]). Each of Triad Corp and the Transferor agrees that service of such process upon such Person shall constitute personal service of such process upon it.

               SECTION 13.14. Headings. The headings of articles and sections and the table of contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement.

               SECTION 13.15. Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

               SECTION 13.16. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

               SECTION 13.17. [Effect of Policy Expiration Date. Notwithstanding anything to the contrary set forth herein, all references to any right of the
Note Insurer to direct, appoint, consent to, accept, approve of, take or omit to take any action under this Agreement or any other Basic Document shall be inapplicable at all times after the Policy Expiration Date, and (i) if such reference provides for another party or parties to take or omit to take any such action following a Note Insurer Default, such party or parties shall also be entitled to take or omit to take such action following a the Policy Expiration Date and (ii) if such reference does not provide for another party or parties to take or omit to take any such action following a Note Insurer Default, then the Indenture Trustee acting at the direction of the Majorityholders shall have the right to take or omit to take any such action following the Policy Expiration Date. In addition, any other provision of this Agreement or any other Basic Document which is operative based in whole or in part on whether a Note Insurer Default has or has not occurred shall, at all times on or after the Policy Expiration Date, be deemed to refer to whether or not the Policy Expiration Date has occurred.]

               IN WITNESS WHEREOF, the Issuer, the Transferor, the Originator, the Servicer, and the Back-up Servicer have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     TRIAD FINANCIAL SPECIAL PURPOSE LLC

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     TRIAD FINANCIAL CORPORATION,
                                     as Originator and Servicer


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     [                            ],
                                      ----------------------------
                                     as Back-up Servicer


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     TRIAD AUTO RECEIVABLES TRUST 20__-_,
                                     as Issuer

                                     By: [Name of owner trustee], not in its
                                         individual capacity, but solely as
                                         Owner Trustee

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                         [Sale and Servicing Agreement]

                                                                         ANNEX A

                                  DEFINED TERMS















                                     Annex A

                                                                     EXHIBIT A-1

                              Issuer's Certificate
                             pursuant to Section 3.4
                            of the Sale and Servicing
                                    Agreement

Reference is made to the Sale and Servicing Agreement (the "Agreement"), dated as of __________, 20__, among Triad Financial Special Purpose LLC as Transferor, Triad Financial Corporation, as originator and as servicer, ____________, as Indenture Trustee, and back-up servicer and Triad Auto Receivables Trust 20__-_, as issuer (the "Issuer"). The Issuer does hereby sell, transfer, assign, and otherwise convey to Triad Corp., without recourse, representation, or warranty, all of the Issuer's right, title, and interest in and to all of the Receivables (as defined in the Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be repurchased by Triad Corp. pursuant to Section 3.4 of the Agreement, and all security and documents relating thereto.

IN WITNESS WHEREOF I have hereunto set my hand this __ day of ____________, ___.


                                       _________________________________________













                                     A-1-1

                                                                     EXHIBIT A-2

                              Issuer's Certificate
                             pursuant to Section 4.7
                            of the Sale and Servicing
                                    Agreement

Reference is made to the Sale and Servicing Agreement (the "Agreement"), dated as of __________, 20__, among Triad Financial Special Purpose LLC, as Transferor, Triad Financial Corporation, as originator and as servicer, _______________, as Indenture Trustee and back-up servicer and Triad Auto Receivables Trust 20__-_, as issuer (the "Issuer"). The Issuer does hereby sell, transfer, assign, and otherwise convey to the Servicer, without recourse, representation, or warranty, all of the Issuer's right, title, and interest in and to all of the Receivables (as defined in the Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be purchased by the Servicer pursuant to Section 4.7 of the Agreement, and all security and documents relating thereto.

IN WITNESS WHEREOF I have hereunto set my hand this __ day of ___________, ____.


                                       _________________________________________













                                     A-2-1

                                                                     EXHIBIT B-1

                             SERVICER'S CERTIFICATE
                       TRIAD AUTO RECEIVABLES TRUST 20__-_
                       _____% ASSET-BACKED NOTES, CLASS A

























                                      B-1-1

                                                                     EXHIBIT B-2

                         Form of Loan Master File Layout

























                                     B-2-1

                                                                       EXHIBIT C

                              Intentionally Omitted

                                                                       EXHIBIT D

                            PAYMENT DEFERMENT POLICY

                             DUE DATE CHANGE POLICY

                                                                       EXHIBIT E

                             Documentation Checklist

CUSTOMER:
         -----------------------------------------------------------------------
ACCOUNT NUMBER:
               -----------------------------------------------------------------

This funding package contains the following initialed items:

   1.      Installment contract with proper signatures and
           Dealer endorsements                                     1.
                                                                     -----------
   2.      Copy of signed credit application                       2.
                                                                     -----------
   3.      References as described in the Program Guidelines       3.
                                                                     -----------
   4.      Proof of income as described in the Program Guidelines  4.
                                                                     -----------
   5.      Copy of driver's license for all licensed signors       5.
                                                                     -----------
   6.      Title information (application and copy of existing
           title, receipt of registration, or title copy already
           received) with lien notation thereon, or Dealer Title
           Guaranty                                                6.
                                                                     -----------
   7.      Invoice or copy of computer screen printout showing
           NADA value, NADA book page, Kelley printout or Kelley
           Blue Book page                                          7.
                                                                     -----------
   8.      In the case of a used Financed Vehicle, odometer
           statement (if not on title info)                        8.
                                                                     -----------
   9.      Signed agreement to provide insurance and
           verification paper or other evidence of verification
           of insurance coverage                                   9.
                                                                     -----------
   10.     Notice to cosignor, if required                         10.
                                                                      ----------
   11.     Service contract or warranty papers                     11.
                                                                      ----------
   12.     Life, accident, health and GAP insurance policy
           copies, as applicable                                   12.
                                                                      ----------
   13.     Signed purchase order from dealer to customer           13.
                                                                      ----------

                                                                       EXHIBIT F

                  [Form of Request for Transfer of Possession]

                                ___________, 20__

[Name of indenture trustee]
-------------------------

-------------------------
Attention:
          ----------------------
Attention:
          ---------------
Telephone:
          ---------------
Telecopy:
          ---------------

Ladies and Gentlemen:

Reference is made to the Sale and Servicing Agreement, dated as of _______________, 20__ (the "Sale and Servicing Agreement"), among TRIAD FINANCIAL SPECIAL PURPOSE LLC, a Delaware limited liability company, as transferor, TRIAD FINANCIAL CORPORATION, a Delaware corporation, as originator and servicer, TRIAD AUTO RECEIVABLES TRUST 20__-_, a Delaware business trust, as issuer (the "Issuer"), ____________________, a ____________________, as
Indenture Trustee and custodian (in such capacity, the "Custodian"). Capitalized terms used but not defined in this letter have the meanings set forth in the Sale and Servicing Agreement.

The Servicer hereby requests that the Custodian transfer possession of the Legal Files, or such portion of the Legal Files as is identified herein, relating to the Receivables listed in Annex A hereto to [the Servicer] [________________ as subservicer (the "Subservicer") for the Servicer] [for purposes of collection or presentation, renewal or registration of transfer (unless the related Receivables' Owner objects to this request to the Custodian (i) by 5:00 PM on the same Business Day this request is made if it is made by 1:00 PM or (ii) by 11:00 AM on the next Business Day if this request is made after 1:00 PM] [for purposes of correcting deficiencies in the Legal Files], the possession of which is transferred pursuant to this request will be transferred subject to a Custodial Letter duly executed by [the Servicer] [the Subservicer] and a Transfer Notice duly executed by the Custodian. [The portion of the Legal Files requested for transfer of possession hereunder is ___________.]

                                    Very truly yours,

                                    TRIAD FINANCIAL CORPORATION

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                                       EXHIBIT G

                           [Form of Custodial Letter]

                                ___________, 20__

                                         EXHIBIT G - ANNEX A to Custodial Letter

                            [Form of Transfer Notice]

                                                                      SCHEDULE A

                             SCHEDULE OF RECEIVABLES



















                                  Schedule A-1

                                                                      SCHEDULE B

Location of Receivable Files

711 Center Avenue, Suite 100
Huntington Beach, California 92647

Location of Legal Files


[Custodian Address]
Attention:  Loan Document
            Custody - Triad
            Auto Receivables Trust 20__-_
















                                  Schedule B-1

                                                                      SCHEDULE C

                              Delivery Requirements

The Servicer shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any shall, except for clearing corporation securities, be delivered directly to the Servicer or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Servicer in a manner that complies with this Agreement and the requirements of the definition of Eligible Investments.





















                                  Schedule C-1